UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                          SCHEDULE 14A INFORMATION
                          ------------------------

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                    1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [     ]


Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission  Only (as permitted by rule
        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to 240.14a-12

                          WERNER ENTERPRISES, INC.
-----------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

        (1)  Title of each class of securities to which transaction applies:

        ---------------------------------------------------------------------
        (2)  Aggregate number of securities to which transaction applies:

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        (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)  Proposed maximum aggregate value of transaction:

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        (5)  Total fee paid:

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[   ]   Fee paid previously with preliminary materials.
[   ]   Check box if any part  of  the  fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

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        (2)  Form, Schedule or Registration Statement No.:

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        (3)  Filing Party:

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        (4)  Date Filed:

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



               [LOGO OF WERNER ENTERPRISES, INC.]
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308

                  ___________________________

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD MAY 12, 2009

                  ___________________________

Dear Stockholders:

Notice is hereby given that the 2009 Annual Meeting of Stockholders (the "2009 Annual Meeting") of Werner Enterprises, Inc., a Nebraska corporation (the "Company"), will be held at the Embassy Suites Omaha-La Vista Hotel & Conference Center, 12520 Westport Parkway, La Vista, Nebraska, on Tuesday, May 12, 2009, at 10:00 a.m. local Central Daylight time. This meeting will be held for the following purposes, which are more fully described in the accompanying Proxy
Statement:

  1. To elect three Class III directors to each serve for a three-year term expiring at the 2012 Annual
       Meeting of Stockholders and until their respective successors are elected and qualified.

  2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only  stockholders of record at the close of business on March
23, 2009, will be entitled to receive notice of and to vote at the 2009 Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials
    for the Stockholder Meeting To Be Held on May 12, 2009
    ______________________________________________________

Enclosed you will find the Proxy Statement (including a Proxy) relating to the 2009 Annual Meeting and a copy of the Company's Annual Report to Stockholders for the year ended December 31, 2008 (the "2008 Annual Report"). (The 2008 Annual Report includes our Annual Report on Form 10-K for
2008.) This Notice of Annual Meeting of Stockholders and the Proxy Statement and 2008 Annual Report are also available without charge on the Company's website: www.werner.com under the "Investor Information" tab.

All stockholders are cordially invited and encouraged to attend the 2009 Annual Meeting in person. However, regardless of whether you attend the meeting, we request that you vote and submit your Proxy as promptly as possible in order to ensure the presence of a quorum and that your shares will be voted in accordance with your wishes. Voting instructions are enclosed and provided in the Proxy Statement for your convenience. If you attend the meeting, you may vote by Proxy or you may revoke your Proxy and cast your vote in person.

                           By Order of the Board of Directors

                           /s/ James L. Johnson


                           James L. Johnson
Omaha, Nebraska            Senior  Vice  President, Controller
April 10, 2009               and Corporate Secretary

                       TABLE OF CONTENTS
                       _________________

INTRODUCTION                                             1
  Annual Meeting Information                             2
  Voting Information and Instructions                    2
     Record Date                                         2
     Methods of Stockholder Voting                       2
     Revoking Your Proxy                                 2
     Voting Your Proxy                                   3
     Stockholder Privacy                                 3
     Election of Directors and Cumulative Voting         3
     Quorum                                              3
  Expenses of Solicitation                               3
  Other Matters                                          4
PROPOSAL 1 - ELECTION OF DIRECTORS                       4
  Election and Voting Process                            4
  Director Nominees                                      4
  Current Director Information                           4
  Recommendation of the Board of Directors - Proposal 1  6
CORPORATE GOVERNANCE                                     6
  Role of the Board of Directors                         6
  Corporate Governance Policies and Materials            7
  Committees of the Board of Directors                   7
  Director Independence Determination                    7
  Audit Committee                                        7
     Audit Committee Independence and Financial Expert   8
  Compensation Committee                                 8
     Compensation Committee Independence                 9
     Compensation Committee Interlocks and Insider
      Participation                                      9
  Nominating and Corporate Governance Committee          9
  Attendance at Board and Committee Meetings and Annual
   Meeting                                               10
  Stockholder Communications with the Board of Directors 10
  Director Nomination Process                            11
  Director Compensation and Benefits                     12
     Director Stock Ownership                            12
     2008 Compensation of Directors                      12
  Report of the Audit Committee                          13
EXECUTIVE OFFICERS                                       14
  Current Executive Officer Information                  14
BENEFICIAL OWNERSHIP OF COMMON STOCK                     16
  Section 16(a) Beneficial Ownership Reporting
   Compliance                                            16
  Security Ownership of Directors, Executive Officers
   and Certain Beneficial Owners                         16

EXECUTIVE COMPENSATION                                   18
  Compensation Discussion and Analysis                   18
     Named Executive Officers                            18
     2008 Executive Compensation Program and Objectives  19
     Elements of Executive Compensation                  20
     Compensation Process and Determination              25
     Competitive Peer Groups and Benchmarking            27
     Other Executive Compensation Policies and
      Considerations                                     28
  Employment Arrangements                                30
  Arrangements and Potential Payments Upon Termination
   or Change in Control                                  30
     Termination                                         30
     Change in Control                                   30
     Potential Benefits Payable Under the Equity Plan    30
  Report of the Compensation Committee                   31
  Summary Compensation Table                             32
  All Other Compensation for 2008                        34
  Grants of Plan-Based Awards for 2008                   35
  Outstanding Equity Awards at 2008 Year-End             35
  Option Exercises for 2008                              38
  Nonqualified Deferred Compensation for 2008            38
     Deferrals                                           38
     Earnings                                            39
     Distributions and "In Service" Withdrawals          39
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM            40
  Fees of Independent Registered Public Accounting Firm  40
     Audit Fees                                          40
     Audit-Related Fees                                  40
     Tax Fees                                            40
  Policy of Audit Committee Pre-Approval of Audit and
   Non-Audit Services Performed by the Independent
   Registered Public Accounting Firm                     41
  Recommendation of the Board of Directors - Proposal 2  41
TRANSACTIONS WITH RELATED PERSONS                        42
  Review and Approval of Related Person Transactions     42
  Related Person Transactions                            42
     Land Lease Agreement                                42
     Family Members of Executive Officers and Directors  43
     Owner-Operators                                     44
     Personal Use of Corporate Aircraft                  44
OTHER BUSINESS                                           44
STOCKHOLDER PROPOSALS                                    44
STOCKHOLDERS SHARING THE SAME ADDRESS                    45
CONTACTING THE CORPORATE SECRETARY AND EXECUTIVE OFFICES 45
INTERNET WEBSITE AND AVAILABILITY OF MATERIALS           46

                   WERNER ENTERPRISES, INC.
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308
                       ________________

                      PROXY STATEMENT FOR
                ANNUAL MEETING OF STOCKHOLDERS
                         MAY 12, 2009
                   ________________________

                         INTRODUCTION

We are sending you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (the "Board") for the 2009 Annual Meeting of Stockholders of Werner Enterprises, Inc. The 2009 Annual Meeting will be held for the purposes set forth in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement. We are mailing the Proxy Statement, Proxy and our Annual Report to Stockholders for the year ended December 31, 2008 ("2008 Annual Report") on or about April 10, 2009.

In  this Proxy Statement, we also use the following terms  and abbreviations:
    *  We  refer to Werner Enterprises, Inc. as the "Company,"
       "we" or "us."
    * The 2009 Annual Meeting of Stockholders is referred to as the "Annual Meeting" or "2009 Annual Meeting."
    * References to "2008" and "for the year ended December 31, 2008" mean the Company's fiscal year for the period beginning January 1, 2008 and ending December 31, 2008.
    * The term "executive officers" means those executives listed in the Current Executive Officer Information section on page 14 of this Proxy Statement and on our website.
    * "Named Executive Officers" means the five executive officers identified on pages 18 and 19 of the Compensation Discussion and Analysis section of this Proxy Statement.
    * "Proxy Materials" means the Proxy Statement and Proxy relating to the 2009 Annual Meeting and the 2008 Annual Report.
    * We also refer to our "website," which means the Internet website available at www.werner.com under the "Investor Information" tab, as provided in the Internet Website and Availability of Materials section of this Proxy Statement.

This Proxy Statement and our 2008 Annual Report are available on our website. In these Proxy Materials, we refer to certain reports and forms that we have filed with the Securities and Exchange Commission ("SEC"). All of our SEC filings are available on our website. You may also request copies of our SEC filings and Proxy Materials from the Corporate Secretary at the contact information provided in the Contacting the Corporate Secretary and Executive Offices section of this Proxy Statement.

Annual Meeting Information

The 2009 Annual Meeting of Stockholders will be held at 10:00 a.m. local Central Daylight time on Tuesday, May 12, 2009, at the Embassy Suites Omaha-La Vista Hotel & Conference Center, and at any adjournment(s) thereof. The Embassy Suites Omaha-La Vista Hotel & Conference Center is located at 12520 Westport Parkway in La Vista, Nebraska, which is situated just off U.S. Interstate 80 and the Giles Road Exit 442 in La Vista's Southport development. Should you require additional directions to attend the meeting and vote in person, you may contact our Corporate Secretary at the information set forth in the Contacting the Corporate Secretary and Executive Offices section on page 45. At the meeting, Clarence L. Werner, Gregory L. Werner and Gary L. Werner and other members of our management team will discuss our results of operations and business plans. Members of our Board of Directors will also be present to answer your questions.

Voting Information and Instructions

Record Date. The record date for the Annual Meeting is March 23, 2009. On the record date, 71,576,367 shares of our issued $0.01 par value common stock were outstanding. At the Annual Meeting, each stockholder will be entitled to one vote (in person or by Proxy) per share that is owned of record at the close of business on March 23, 2009. Each share has one vote on each matter. Our stock transfer books will not be closed. On March 23, 2009, the closing market price of our common stock as reported on the NASDAQ Global Select MarketSM was $14.55 per share.

Methods of Stockholder Voting. Only stockholders of record as of the close of business on the record date are entitled to notice of, attend and vote at the Annual Meeting. Shares that may be voted at the Annual Meeting include shares that are held by (i) "registered stockholders" and (ii) "beneficial owners."

If your shares are registered directly in your name with our transfer agent, you are considered the "registered stockholder" with respect to those shares. If you are a registered stockholder, you may vote your shares by mail using the enclosed Proxy and postage-paid return envelope and by following the instructions appearing on the Proxy. As a registered stockholder, you may also vote your shares in person at the Annual Meeting.

Most stockholders hold their shares through a broker, bank or other nominee, rather than holding shares registered directly in their name. In that case, you are considered the "beneficial owner" of shares held in street name. If you are a beneficial owner, then your broker, bank or other nominee will instruct you as to how your shares may be voted by proxy, including whether Internet or telephonic voting options are available. As a beneficial owner of shares, you may not vote in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee that gives you the right to vote the shares.

Regardless of your type of stock ownership, signing and returning the Proxy by mail, or submitting your proxy by the Internet or telephone, does not affect your right as a stockholder to vote in person at the Annual Meeting.

Revoking Your Proxy. Any stockholder who delivers an executed Proxy has the right to revoke the Proxy at any time prior to its use at the Annual Meeting. You may revoke your Proxy before the Annual Meeting by (i) delivering a written and executed notice of revocation of the Proxy to the Corporate Secretary at our executive offices or (ii) executing a subsequent Proxy (dated later than the previously submitted Proxy). Alternatively, you may revoke your Proxy by attending the Annual Meeting, informing the Corporate Secretary of your Proxy revocation and voting in person. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a Proxy.

Voting Your Proxy. When a Proxy is executed and returned (and not revoked) prior to the Annual Meeting, the Proxy will be voted according to the instructions you made when granting the Proxy. Unless you specify otherwise or no choice is indicated on your Proxy, all shares of our common stock represented by the Proxy will be voted:
    (i)    FOR  the  election of all nominees  for  Class  III
           director ("Proposal 1");
    (ii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2009 ("Proposal 2"); and
    (iii) In accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting or any adjournment thereof. See Other Matters in this Proxy Statement.

Stockholder Privacy. As a matter of Company policy, we keep all proxies, ballots and voting tabulations that identify individual stockholders private and confidential. Such documents are available for examination only by certain Company representatives associated with processing proxies and tabulating the vote. Stockholder votes are not disclosed, except as may be necessary to meet legal requirements.

Election of Directors and Cumulative Voting. With respect to the election of directors, Company stockholders (or their proxy if one is appointed) have cumulative voting rights under the laws of the State of Nebraska. This means that you (or your proxy) may: (i) vote your shares for as many directors as are to be elected; (ii) cumulate your shares and give one director nominee an amount of votes equal to the total number of directors to be elected multiplied by the total number of your shares; or (iii) distribute an amount of votes calculated as described in (ii) among as many director nominees as you desire. If you wish to vote cumulatively, you must vote in person or give your specific cumulative voting instructions to the designated proxy, and your instructions must indicate the number of votes represented by your shares that are to be cast for one or more of the director nominees. The solicitation of proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes. You may withhold authority to vote for any nominee(s) by striking through the name(s) of such nominee(s) on the accompanying Proxy.

Quorum. For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by Proxy, of a majority of all outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Both abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present for the transaction of business. ("Broker non-votes" are shares held by a broker or nominee that are represented by proxy at the Annual Meeting, but the beneficial owner of such shares has not instructed the broker or nominee to vote on certain matters and has not given the broker or nominee discretionary voting power.) If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Expenses of Solicitation

We will bear all costs of this proxy solicitation, including expenses for the preparation, printing, assembly and mailing of materials. Some of our directors, officers and employees may also solicit proxies in person or by the Internet, telephone or other electronic communications, and they will not receive any additional compensation for making such solicitations. We will also reimburse brokerage firms and other custodians and fiduciaries for all reasonable expenses incurred for forwarding Proxy Materials to beneficial owners of our stock in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your Proxy will help to avoid additional expense.

Other Matters

On the date of mailing this Proxy Statement, the Board of Directors knows of no other matters to be brought before stockholders at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly presented at the meeting, your signed Proxy gives the persons named on the enclosed Proxy the discretionary authority to vote the shares represented thereby in accordance with their best judgment.

              PROPOSAL 1 - ELECTION OF DIRECTORS

Our Articles of Incorporation provide that there shall be two or three separate classes of directors. Each class must consist of not less than two, nor more than five, directors, and the classes should be nearly equal in number as possible. Our By-Laws provide for eight directors, divided into three classes (Class I, II and III), and each class should have the same number of directors to the extent possible. Directors hold office for a term of three years, and each term expires at the third succeeding annual meeting of stockholders after the respective director's election and until a successor is elected and qualified. The terms of office for each class of current directors expire at the annual meeting of stockholders in the following years: Class I, 2010; Class II, 2011; and Class III, 2009.

Election and Voting Process

Assuming the presence of a quorum, directors are elected when they receive a plurality of affirmative votes cast by holders of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. This means that the three nominees receiving the highest number of votes at the Annual Meeting, after taking into account any cumulative voting, will be elected to the Board. Shares not voted for any nominee (whether by specifically withholding authority to vote on a Proxy or otherwise) will not impact the election of directors except to the extent that such failure to vote for a nominee results in another individual receiving a larger proportion of the total votes.

Each of the nominees designated in this Proxy Statement has indicated his intention to serve as a director if elected, and the Board does not know of any reason why any nominee will be unavailable for election. In the event any nominee becomes unwilling or unable to serve as a director, the shares represented by your accompanying Proxy will be voted for any substitute nominee designated by the Board, unless your Proxy withholds authority to vote for the unavailable and/or substitute nominee. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

Director Nominees

You will be asked to elect three directors in Class III to each serve for a three-year term expiring at the 2012 Annual Meeting of Stockholders and until his respective successor is elected and qualified. Clarence L. Werner, Patrick J. Jung and Duane K. Sather are current Class III directors whose terms will expire at the 2009 Annual Meeting. They have been nominated for election at the 2009 Annual Meeting for terms expiring at the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Current Director Information

Set forth in the table on the following page is certain information provided to us by the director nominees and the directors whose terms will continue after the 2009 Annual
Meeting, all of whom are current directors.


                             Members of the Board of Directors
-----------------------------------------------------------------------------------------
                                                                           Term
 Name                               Principal Occupation                   Ends    Class
 ----                               --------------------                   ----    -----
 Clarence L. Werner           Chairman of Werner Enterprises, Inc.         2009     III
 Gary L. Werner            Vice Chairman of Werner Enterprises, Inc.       2011     II
 Gregory L. Werner           President and Chief Executive Officer         2011     II
                                   of Werner Enterprises, Inc.
 Gerald H. Timmerman    President of Timmerman & Sons Feeding Co., Inc.    2010     I
 Michael L. Steinbach     Owner of Steinbach Farms & Equipment Sales       2011     II
                                  and Steinbach Truck & Trailer
 Kenneth M. Bird              President and Chief Executive Officer        2010     I
                                of the Bright Futures Foundation
 Patrick J. Jung      Chief Operating Officer of Surdell & Partners LLC    2009     III
 Duane K. Sather             Former Chairman of Sather Companies           2009     III


CLARENCE L. WERNER, 71, operated Werner Enterprises as a sole proprietorship from 1956 until the incorporation of Werner Enterprises, Inc. in September 1982. He has been a Company director since that time and also served as President until 1984. Since 1984, Mr. Werner has been our Chairman, and he served as our Chief Executive Officer from 1984 until February 2007. Mr. Werner is the father of Gary L. Werner and Gregory
L. Werner.

GARY L. WERNER, 51, has been a director of the Company since its incorporation. Mr. Werner was General Manager of Werner Enterprises, Inc. and its predecessor from 1980 to 1982. He also served as Vice President from 1982 until 1984, when he was named our President and Chief Operating Officer. Mr. Werner was then named Vice Chairman in 1991 and has held such position since that time. From 1993 to April 1997, Mr. Werner also reassumed the duties of President. Gary L. Werner is a son of Clarence L. Werner and a brother of Gregory L. Werner.

GREGORY L. WERNER, 49, was elected as a director of the Company in 1994. He served as our Vice President from 1984 to March 1996 and was Treasurer from 1982 until 1986. Mr. Werner was promoted to Executive Vice President in March 1996 and became President in April 1997. Mr. Werner has also directed revenue equipment maintenance for Werner Enterprises, Inc. and its predecessor since 1981. He assumed responsibility for the Company's Management Information Systems in 1993 and also assumed the duties of Chief Operating Officer in 1999. Mr. Werner was named our Chief Executive Officer in February 2007. Gregory L. Werner is a son of Clarence L. Werner and a brother of Gary L. Werner.

GERALD H. TIMMERMAN, 69, was elected as a Company director in 1988. Since 1970, Mr. Timmerman has been President of Timmerman & Sons Feeding Co., Inc. in Springfield, Nebraska. He also serves as a member of the board of directors of McCarthy Group, LLC. Timmerman & Sons Feeding Co., Inc. is a cattle feeding and ranching corporation with operations in several Midwestern states. McCarthy Group, LLC is a private equity investment firm based in Omaha, Nebraska.

MICHAEL  L.  STEINBACH, 54, was elected as a director  of  the
Company in 2002. He has been the sole owner of Steinbach Farms & Equipment Sales since 1980. Steinbach Farms & Equipment Sales buys and sells farmland and equipment and is located in Valley, Nebraska. Mr. Steinbach has also been the sole owner of Steinbach Truck & Trailer, a semi-tractor and trailer dealership located in Valley, Nebraska, since 1997. He also farms or custom farms approximately six thousand acres of farmland.

KENNETH M. BIRD, PH.D., 61, was appointed by our Board of Directors in 2002 to fill a vacant director position and was then elected by the stockholders in 2004. Prior to his retirement in May 2008, Dr. Bird served as Superintendent of Westside Community Schools in Omaha, Nebraska since 1992 and also held various administrative positions in the Westside School District since 1981. He is currently the President and Chief Executive Officer of the Bright Futures Foundation, a nonprofit entity and initiative that serves youth education in Omaha, Nebraska. Dr. Bird is also active in local, state and national professional organizations, and he serves on a number of community and civic boards.

PATRICK J. JUNG, 61, was elected as a Company director in 2003. He currently serves as the Chief Operating Officer of Surdell & Partners LLC, an advertising company in Omaha, Nebraska. Prior to his position with Surdell & Partners LLC,
Mr.  Jung  was  a practicing certified public accountant  with
KPMG LLP for thirty years. Mr. Jung was also the audit engagement partner on the Company's annual audit for the year ended December 31, 1999 prior to his retirement from KPMG LLP in 2000. Mr. Jung is a member of the board of directors of Burlington Capital Group LLC (including America First Tax Exempt Investors L.P.) and serves on its audit and governance committees. He is also a member of the board of directors of Supertel Hospitality, Inc. and serves as its audit committee chair and as a member of its nominating committee. Located in Omaha, Nebraska, Burlington Capital Group LLC's business involves real estate, money management and emerging markets. Supertel Hospitality, Inc., headquartered in Norfolk, Nebraska, is a real estate investment trust that owns and acquires limited-service hotels in the United States.

DUANE K. SATHER, 64, was elected as a Company director in 2006. He is an investor and serves as a director of several privately held companies that construct and operate ethanol plants. From 1972 to 1996, Mr. Sather was the President of Sather Trucking Corporation. From 1988 to 1996, he also served as Chairman of Sathers Inc., a wholesale candy manufacturer and distributor. Sather Trucking Corporation and Sathers Inc. were sold to Favorite Brands International, Inc. in 1996.

Recommendation of the Board of Directors - Proposal 1

The Board of Directors recommends that stockholders vote FOR the election of each Class III director nominee. Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each Proxy, or if no instruction is made, for the election of all Class III director nominees.


                     CORPORATE GOVERNANCE

Role of the Board of Directors

One  of  the  primary roles of the Board of  Directors  is  to oversee our senior management in the competent and ethical operation of our business and to ensure that our stockholders' interests are being properly served. To achieve these objectives, the Board establishes and maintains high standards of responsibility and ethics that, when consistently applied and followed, contribute to our business's overall success.

Corporate Governance Policies and Materials

The members of our Board of Directors possess a variety of experience, knowledge and judgment, and the diversity of these skills complements our corporate governance structure. Our corporate governance policies are designed to enable effective and thorough decision-making and to allow proper and comprehensive monitoring of the Company's performance and compliance. Our fundamental corporate governance principles and practices are set forth in our Code of Corporate Conduct and other policies, each of which is available on our website.

Committees of the Board of Directors

The Board of Directors conducts its business through (i) meetings of the Board, (ii) actions taken by written consent in lieu of meetings, (iii) actions of its committees and (iv) discussions with management, the independent auditors and other consultants retained from time to time. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee ("Governance Committee"). The Board elects committee members at the Board's annual organizational meeting. A majority of full committee membership elects committee chairs, unless elected by the full Board. Committee members cannot be removed except by a majority vote of independent directors in office at the time. The responsibilities and duties of each committee are discussed below.

The committees operate pursuant to written charters (including any amendments thereto) approved and adopted by the Board. In 2008, the Audit Committee amended its charter to further reflect applicable listing standards of The Nasdaq Stock Market ("NASDAQ"), and the Board approved these amendments on February 18, 2008. The Compensation Committee and Governance Committee charters were not amended in 2008 or in 2009 prior to the date of this Proxy Statement. Each of the committee charters is available on our website.

The composition of each committee is as follows:


                          Audit       Compensation    Governance
 Name                   Committee       Committee      Committee
 ----                   ---------       ---------      ---------
 Kenneth M. Bird            X               X
 Patrick J. Jung       X (Chairman)   X (Chairman)
 Duane K. Sather            X                              X
 Michael L. Steinbach       X                              X
 Gerald H. Timmerman        X               X        X (Chairman)


Director Independence Determination

The Board has determined that all members of the Board of Directors are independent pursuant to SEC rules and the listing standards adopted by NASDAQ, except for Messrs. Clarence L. Werner, Gary L. Werner and Gregory L. Werner. The Board has also determined that each member of the three Board committees satisfies the applicable independence requirements of NASDAQ, the SEC and the Internal Revenue Service ("IRS").

Audit Committee

Our Board of Directors established a separately-designated standing Audit Committee to oversee our accounting and financial reporting processes and our financial statement audits, in accordance with the applicable SEC rules and NASDAQ listing standards. As more fully described in its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes, which includes but is not limited to:
    * Discussing the annual audit and resulting letter of comments with management;
    * Consulting with the auditors and management regarding the adequacy of internal controls;

    * Reviewing our financial statements prior to their release with management and the independent auditors;
    * Evaluating with management the process used to support the Chief Executive Officer and Chief Financial Officer certifications that accompany our periodic SEC filings;
    *  Appointing  the  independent  auditors  for  the   next
       fiscal year;
    *  Reviewing   and  approving  all  audit  and   non-audit
       services;
    *  Overseeing  the work of our internal audit  department;
       and
    * Assessing and maintaining procedures for the anonymous submission of complaints concerning accounting and auditing irregularities.

The Audit Committee periodically meets in executive session with our independent auditors and also in a separate executive session with the senior manager in charge of our internal audit department. These meetings are conducted without the presence of our management.

Audit Committee Independence and Financial Expert. Our Board of Directors has determined that each Audit Committee member
(i) meets the independence criteria for Audit Committee membership prescribed by Rule 10A-3(b)(1) and Section 10A(m)(3) of the Securities Exchange Act of 1934 ("Exchange Act"); (ii) is independent under the NASDAQ listing standards and (iii) has sufficient knowledge and sophistication in financial and auditing matters under the NASDAQ rules. The Board also designated Mr. Jung as an "audit committee financial expert" as defined under the SEC rules.

We have provided the Report of the Audit Committee for 2008 in this Proxy Statement on page 13.

Compensation Committee

The Compensation Committee is responsible for determining and approving the compensation of our Chairman, Vice Chairman and President and Chief Executive Officer. The Compensation Committee also approves the compensation of all other executive officers after considering the recommendations of our Chairman, Vice Chairman and President and Chief Executive Officer. The Compensation Committee is also responsible for recommending to the Board the compensation policies for "outside directors" as defined in Section 162(m) of the
Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and U.S. Treasury Regulation Section 1.162-27. In this Proxy Statement, "outside directors" refers to our
Board members who are not employees or executives of the Company and satisfy the "outside director" requirements of
Section 162(m) of the Internal Revenue Code. All of our outside directors satisfy the NASDAQ independence requirements.

The Compensation Committee has responsibility for oversight of and determining awards of equity compensation pursuant to our Equity Plan. Our Equity Plan provides for grants of nonqualified stock options, restricted stock and stock appreciation rights ("SARs") to employees and non-employee directors. With respect to the Equity Plan, the Compensation Committee has authority to determine the terms of granted awards, including (i) recipients; (ii) the number of shares subject to each award; (iii) the date on which awards are granted, exercisable and become vested; (iv) whether or not awards may be exercised in installments; (v) the type of award; (vi) the form of consideration payable upon exercise of each award; and (vii) any other terms of the awards consistent with the terms of the Equity Plan.

As explained in more detail under Compensation Process and Determination within the Compensation Discussion and Analysis section, the Compensation Committee delegated to our President and Chief Executive Officer certain authority that allows him to modify the base salaries of executive officers within ranges established by the Compensation Committee. The Compensation Committee reviews and approves any such base salary changes at its year-end meeting. This task was performed in 2008. The Compensation Committee also determines the compensation of the Chairman, Vice Chairman and President and Chief Executive Officer independent of each such officer's participation or consultation.

During 2008, the Compensation Committee continued to retain the firm of Towers Perrin as its compensation consultant to assist with the continued development and evaluation of compensation policies and with the Compensation Committee's determinations of compensation awards. The Compensation Committee engaged Towers Perrin to provide independent and unbiased third-party advice and expertise regarding executive compensation and to provide a competitive market pay analysis for our Named Executive Officers. This analysis compared the base salary, annual cash bonus and long-term incentive components of compensation to both a competitive peer group and the general industry.

We have provided the Report of the Compensation Committee for 2008 in this Proxy Statement on page 31. For more information about the Compensation Committee's activities, refer to the Compensation Discussion and Analysis and Report of the Compensation Committee sections of this Proxy Statement.

Compensation Committee Independence. Our Board of Directors has determined that all current Compensation Committee members satisfy the applicable SEC and NASDAQ independence requirements. Each Compensation Committee member is also (i) a "non-employee director" as defined by Rule 16b-3 under the Exchange Act and (ii) an "outside director" as defined in
Section 162(m) of the Internal Revenue Code and U.S. Treasury Regulation Section 1.162-27.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was an officer or employee of the Company at any time during 2008 or on the date of this Proxy Statement. In 2008, no member of the Compensation Committee had any relationships or transactions with the Company that would require disclosure as a "related person transaction" under the SEC rules and regulations and in the Proxy Statement section entitled Transactions with Related Persons. During 2008, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Governance Committee is responsible for the director nomination process. These duties include assisting the Board in identifying, evaluating and recruiting qualified candidates for election to the Board. The Governance Committee also recommends for the Board's approval the director nominees for any election of directors. The Governance Committee is also responsible for various corporate governance matters, including the development and oversight of our corporate governance and compliance policies and practices and ethical standards of conduct for our directors, officers and employees. The Governance Committee administers our policies regarding "related person transactions" (as discussed in the Transactions with Related Persons section herein) and reviews and approves or disapproves any such transactions. A more complete description of the Governance Committee's functions is provided in its charter.

Attendance  at Board and Committee Meetings and Annual Meeting

During 2008, the following meetings were held:
     Board of Directors:
        *  The Board held five meetings.
        *  Four   executive   sessions  of   the   independent
           directors were also held without the presence of management.
        *  The Board acted twice by unanimous written consent.

     Audit Committee:
        *  The Audit Committee held five meetings.
        * Four executive sessions without the presence of management were also conducted with the independent auditors.
        * Four executive sessions without the presence of management were held with the senior manager of internal audit.
        * Mr. Jung participated in four meetings with management and the independent auditors for the purpose of reviewing financial results prior to the issuance of earnings press releases.
        * The Audit Committee did not act by unanimous written consent.
     Compensation Committee:
        *  The Compensation Committee held four meetings.
        * The Compensation Committee did not act by unanimous written consent.
     Nominating and Corporate Governance Committee:
        *  The Governance Committee held one meeting.
        * The Governance Committee did not act by unanimous written consent.

During 2008, each incumbent director attended and participated in at least 75% of all meetings of the Board of Directors and Board committees on which he served. The average Board and Board committee meeting attendance was 97%. We encourage directors to attend annual meetings of stockholders, although we do not have a formal policy regarding director attendance at these meetings. All of our directors attended our Annual Meeting of Stockholders in May 2008, and we anticipate that most, if not all, of our directors will attend the 2009 Annual Meeting.

Stockholder Communications with the Board of Directors

The Board of Directors established a process by which stockholders and other parties may communicate directly with members of the Board and/or the independent directors as a group. You may direct any matter intended for the Board and/or independent directors by writing to the intended recipients in care of our Corporate Secretary at our executive offices. The Corporate Secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate materials. A majority of our independent directors approved the process for collecting and organizing stockholder communications received by our Corporate Secretary on the Board's behalf. Our Stockholder Communications Procedure for Communicating with the Board of Directors is included on our website.

Director Nomination Process

Our Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy ("Directorship Guidelines Policy") and Policy Regarding Director Recommendations by Stockholders ("Stockholder Recommendation Policy") are available on our website. Stockholders may also request a copy of these policies by writing to our Corporate Secretary at our executive office address provided in this Proxy Statement. The purpose of these policies is to describe the process by which nominees for the Board of Directors are selected. Each policy was approved by the Board of Directors and is administered by the Governance Committee.

Generally, the Governance Committee considers director candidates suggested by Board members, management and stockholders. With respect to director candidates identified by stockholders, the Stockholder Recommendation Policy applies. In accordance with the Stockholder Recommendation Policy, the Governance Committee will consider candidates recommended by stockholders that have beneficially owned (individually or as a group), for at least one year, at least 2% of our issued and outstanding common stock entitled to vote on the recommendation. Such stock ownership is determined as of the date the stockholder recommendation is submitted. You must submit stockholder recommendations in writing, and each recommendation must include all information required and requested by the Stockholder Recommendation Policy.

In order for a stockholder's candidate to be evaluated and considered as a prospective nominee, you must submit your recommendation to our Corporate Secretary not less than 120 days before the one-year anniversary of the release date of the previous year's proxy statement. (For example, the release date of the 2008 proxy statement was April 8, 2008. Stockholder recommendations intended for consideration for the director elections at the 2009 Annual Meeting had to be submitted on or before December 8, 2008.) Stockholder recommendations for director nominees must be submitted no later than December 11, 2009 for the 2010 Annual Meeting of Stockholders.

Generally, candidates for director positions should possess the following skills and traits:
    * Relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
    * The highest character and integrity and a reputation for working constructively with others;
    *  Sufficient  time to devote to meetings and consultation on Board matters; and
    * Freedom from conflicts of interest that would interfere with the candidate's performance as a director.

The Governance Committee evaluates prospective nominees against certain minimum standards and qualifications, as identified in the Directorship Guidelines Policy. The standards and qualifications set forth in the Directorship Guidelines Policy include, but are not limited to, the prospective nominee's business experience, skills, talents and ability to contribute to our success. The Governance Committee also considers other relevant factors, such as the balance of management and independent directors, the need for Audit Committee expertise and relevant industry experience. Prospective director candidates nominated by stockholders in accordance with the Stockholder Recommendation Policy are evaluated by the Governance Committee in the same manner as any other prospective candidate. We have not engaged and have not paid any fees to any third party for assistance with the director nomination process.

Director Compensation and Benefits

Only outside directors on our Board receive compensation for their service as one of our directors. These outside directors receive an annual compensation package that is designed to attract, motivate and retain highly qualified independent professionals to represent our stockholders. Directors who are employees of the Company do not receive any compensation for their service on our Board of Directors.

Our 2008 annual compensation package for outside directors is comprised of the annual cash retainers and cash meeting fees provided in the Outside Director Retainers and Fees table on the next page. We will also reimburse each outside director at cost for all of their respective reasonable out-of-pocket travel expenses incurred in connection with their attendance at Board and Board committee meetings. The Compensation
Committee and Board believe the current outside director retainer levels are appropriate to attract and retain top outside Board members.


                       Outside Director Retainers and Fees
----------------------------------------------------------------------------------
 Fee or Retainer                                 Amount Paid in 2008
 ---------------                                 -------------------
 Annual Board Retainer for                             $15,000
 Board Membership                  (paid in quarterly installments of $3,750 each)

 Annual Retainer for the                               $10,000
 Audit Committee Chairman(1)       (paid in quarterly installments of $2,500 each)

 Annual Retainer for the                               $5,000
 Compensation Committee            (paid in quarterly installments of $1,250 each)
 Chairman(2)

 Board of Directors Meeting Fee                        $2,000
                                            (paid for each Board meeting)

 Board Committee Meeting Fee                           $2,000
                                    (paid for each committee meeting not held on
                                    the held on the same day as a Board meeting)


 ----------------
 (1) This retainer is not provided to the other directors serving on the Audit Committee.
 (2) This retainer is not provided to the other directors serving on the Compensation Committee.

Director Stock Ownership. We do not have formal stock ownership requirements for outside directors. The individual stock ownership of each outside director is set forth in the table under Security Ownership of Directors, Executive Officers and Certain Beneficial Owners within the Beneficial Ownership of Common Stock section.

2008 Compensation of Directors. The compensation received by each outside director varies because such compensation is based on (i) the number of Board and committee meetings held,
(ii) the Board committees on which the outside director serves and (iii) whether the individual is the Chairman of the Audit Committee or the Compensation Committee.

The 2008 Director Compensation table on page 13 presents the compensation earned by each individual serving as an outside director during 2008 for service on our Board and its committees. This table does not include those directors who are also employees of the Company because such employee directors did not receive any compensation in 2008 for their service on our Board. In 2008, we did not grant any awards of stock, stock options, SARs or restricted stock to outside directors. For that reason, we have omitted those columns from the table.


                                2008 Director Compensation
---------------------------------------------------------------------------------------

                        Fees Earned or     Non-Equity
                         Paid in Cash    Incentive Plan         All Other
 Name                       ($)(1)      Compensation ($)    Compensation ($)  Total ($)
 ----                       ------      ----------------    ----------------  ---------
 Kenneth M. Bird            33,000             -                   -           33,000
 Patrick J. Jung            48,000             -                   -           48,000
 Duane K. Sather            31,000             -                   -           31,000
 Michael L. Steinbach       31,000             -                   -           31,000
 Gerald H. Timmerman        33,000             -                   -           33,000


 ----------------
 (1) The amounts in this column include fees and retainers received for Board membership, Board committee membership and for service as the Audit Committee
       Chairman and Compensation Committee Chairman.


Report of the Audit Committee

The  following  report  of the Audit Committee  shall  not  be
deemed  to  be  "soliciting  material"  or  to  otherwise   be
considered "filed" with the SEC, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

The Audit Committee of the Board of Directors is comprised of Dr. Bird and Messrs. Jung, Sather, Steinbach and Timmerman. Mr. Jung is the Chairman of the Audit Committee. All of the Audit Committee members are qualified independent directors under the audit committee structure and membership requirements of the NASDAQ and SEC rules and regulations. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process. The Audit Committee conducts its oversight activities by exercising the certain responsibilities and powers set forth in its written charter adopted by the Board. A copy of the charter is available on the Company's website.

The general duties of the Audit Committee include reviewing the Company's financial information that will be presented to stockholders and filed with the SEC; appointing the independent auditors; reviewing services provided by the Company's independent registered public accounting firm and internal audit department; and evaluating the Company's accounting policies and its system of established internal controls.

The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. Rather, the Company's management is responsible for the preparation, consistency, integrity and fair presentation of the Company's financial statements, accounting and financial principles, internal control and disclosure control systems and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company's independent auditors, KPMG LLP, are responsible for performing an independent audit of the financial statements and for expressing an opinion on the conformity of those statements with accounting principles generally accepted in the United States of America ("GAAP").

In conjunction with the preparation of the Company's 2008 audited financial statements, the Audit Committee met with both management and the independent auditors of the Company to review and discuss significant accounting issues and the financial statements included in the Company's Annual Report on Form 10-K for 2008 prior to the issuance of such financial statements. Management advised the Audit Committee that such financial statements were prepared in accordance with GAAP, and the Audit Committee discussed such financial statements with management and the independent auditors. The Audit Committee's assessment included a discussion with the Company's independent auditors regarding matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. I, AU section
380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and as superseded by Statement on Auditing Standards No. 114 (The Auditor's Communication With Those Charged With Governance) adopted by the Public Company Accounting Oversight Board.

The Audit Committee also received and reviewed the written disclosures and letter submitted to the committee by the Company's independent auditors, KPMG LLP. Such written disclosures and letter are required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence. The Audit Committee and KPMG LLP also discussed KPMG LLP's independence as the independent auditors of the Company.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2008, for filing with the SEC.

                         Patrick J. Jung, Chairman
                         Kenneth M. Bird
                         Duane K. Sather
                         Michael L. Steinbach
                         Gerald H. Timmerman


                      EXECUTIVE OFFICERS

Our  By-Laws provide that each executive officer holds his  or her respective office for a term of one year or until his or her successor becomes duly elected and qualified, except that a term may be (i) longer than one year if such service is specified in an employment contract or (ii) terminated sooner than one year because of death, resignation or otherwise. Pursuant to the By-Laws, our Board of Directors elects our executive officers at the Board's annual organizational meeting immediately following the annual meeting of stockholders.

Current Executive Officer Information

The table on page 15 identifies our current executive officers and the capacities in which they now serve. Also set forth following the table is certain information provided to us by these executive officers regarding their acquired business experience.


                                   Executive Officers
--------------------------------------------------------------------------------------
 Name                                    Position with the Company                 Age
 ----                                    -------------------------                 ---
 Clarence L. Werner                               Chairman                          71
 Gary L. Werner                                 Vice Chairman                       51
 Gregory L. Werner                 President and Chief Executive Officer            49
 Derek J. Leathers          Senior Executive Vice President-Value Added Services    39
                                & International and Chief Operating Officer
 H. Marty Nordlund          Senior Executive Vice President-Specialized Services    47
 Robert E. Synowicki, Jr.  Executive Vice President and Chief Information Officer   50
 Richard S. Reiser              Executive Vice President and General Counsel        63
 John J. Steele                Executive Vice President, Treasurer and Chief        51
                                             Financial Officer
 Jim S. Schelble                Executive Vice President-Sales and Marketing        48



For information regarding the business experience of Messrs. Clarence L. Werner, Gary L. Werner and Gregory L. Werner, please refer to the Current Director Information section under the Proposal 1 - Election of Directors of this Proxy Statement.

DEREK J. LEATHERS, joined the Company in 1999 as the Managing Director-Mexico Division. During his tenure with us, he received the following promotions: (i) Vice President-Mexico Division in 2000; (ii) Vice President-International in 2001;
(iii) Senior Vice President-International in April 2003; (iv) Senior Vice President-Van Division and International in July 2003; and (v) Executive Vice President-Van Division and International in 2004. In 2006, Mr. Leathers was promoted to his current position as Senior Executive Vice President-Value Added Services ("VAS") and International. He also serves as our Chief Operating Officer, a position to which he was elected by the Board on May 29, 2008. Prior to joining the Company, Mr. Leathers was Vice President of Mexico Operations for two years at Schneider National, a large truckload carrier, and he held various other management positions during his eight-year career at Schneider National.

H. MARTY NORDLUND, joined us in 1994 as an account executive. He then received the following promotions with the Company:
(i) Director of Dedicated Fleet Services in 1995; (ii) Senior Director of Dedicated Fleet Services in 1997; (iii) Vice
President-Dedicated Fleet Services in 1998; (iv) Vice President-Specialized Services in 2001; (v) Senior Vice President-Specialized Services in 2003; and (vi) Executive Vice President-Specialized Services in 2005. In 2006, Mr. Nordlund was named to his current position as Senior Executive Vice President-Specialized Services. Prior to joining the Company, Mr. Nordlund held various management positions with Crete Carrier Corporation, a large privately held truckload carrier.

ROBERT E. SYNOWICKI, JR., joined the Company in 1987 as a tax and finance manager. Since that time, he was appointed to the following positions: (i) Treasurer in 1989; (ii) Vice President, Treasurer and Chief Financial Officer in 1991;
(iii) Executive Vice President and Chief Financial Officer in March 1996; and (iv) Executive Vice President and Chief Operating Officer in November 1996. He was named to his current position as Executive Vice President and Chief Information Officer in 1999. Mr. Synowicki was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1983 until his employment with us in 1987. Mr. Synowicki also serves on the board of directors of Blue Cross and Blue Shield of Nebraska and other professional organizations.

RICHARD S. REISER, joined the Company as Vice President and General Counsel in 1993. He was promoted to our Executive Vice President and General Counsel in 1996. Mr. Reiser was a partner in the Omaha office of the law firm of Nelson and Harding from 1975 to 1984. From 1984 until his employment with us, he was engaged in the private practice of law as a principal and director of Gross & Welch, a professional corporation and law firm, in Omaha, Nebraska. Mr. Reiser is also active in various professional and civic organizations and serves on the board of directors or as an officer for several of these associations.

JOHN J. STEELE, joined the Company in 1989 as Controller. During his time with us, he was appointed to the following positions: (i) Corporate Secretary in 1992; (ii) Vice President-Controller and Corporate Secretary in 1994; (iii) Vice President, Treasurer and Chief Financial Officer in 1996; and (iv) Senior Vice President, Treasurer and Chief Financial Officer in 2004. He was named to his current position as our Executive Vice President, Treasurer and Chief Financial Officer in 2005. Mr. Steele was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1979 until his employment with the Company in 1989.

JIM S. SCHELBLE, joined us in 1998 as our Manager of New Business Development. During his tenure with the Company, Mr. Schelble was promoted to the following positions: (i) Director of National Accounts in 1999; (ii) Senior Director of Dedicated Services in 2000; (iii) Associate Vice President of Corporate and Dedicated Sales in 2002; (iv) Vice President-Sales in 2003; and (v) Senior Vice President-Sales in 2004. In 2005, he was named to his current position as our Executive Vice President-Sales and Marketing. Prior to joining the Company, Mr. Schelble spent twelve years with Roadway Express, a less-than-truckload carrier, in a variety of management positions within operations, sales, and marketing.


             BENEFICIAL OWNERSHIP OF COMMON STOCK

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our registered class of equity securities (common stock), to file with the SEC reports of beneficial ownership and changes in such beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC rules to furnish us copies of all Section 16(a) forms they file. We file Section 16(a) reports on behalf of our officers and directors to report their initial and subsequent changes in beneficial ownership of our common stock.

Based solely upon our review of (i) the reports we filed on behalf of our officers and directors, (ii) copies of such forms furnished to us and (iii) written representations from certain reporting persons that no other reports were required for those persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during 2008.

Security  Ownership  of  Directors,  Executive  Officers   and
Certain Beneficial Owners

The Beneficial Ownership table on page 17 sets forth certain information as of March 23, 2009, with respect to the beneficial ownership of our common stock by:
    (i)   Each of our directors and director nominees;
    (ii) Each Named Executive Officer listed in the Summary Compensation Table on page 33 under the Executive Compensation section;

    (iii) Each  person  known to us to beneficially  own  more than  5%  of  the outstanding shares of  our  common
          stock; and
    (iv)  All   current  executive  officers,  directors   and
          director nominees as a group.

On March 23, 2009, we had 71,576,367 shares of common stock outstanding. Except as otherwise indicated in the table, the persons listed have sole voting power and sole investment power with respect to such shares of our common stock indicated as beneficially owned by them. Unless otherwise noted, the physical business address of each beneficial owner set forth below is 14507 Frontier Road, Omaha, Nebraska 68138.

The footnotes to the Beneficial Ownership table are provided on the following page.


                                  Beneficial Ownership
------------------------------------------------------------------------------------
 Name of                      Shares      Right to       Total     Percent of Shares
 Beneficial Owner             Owned      Acquire (1)     Shares     Outstanding (2)
 ----------------             -----      -----------     ------     ---------------
 Clarence L. Werner (3)     23,084,318      85,000     23,169,318       32.3%
 Gary L. Werner (4)          1,573,086     456,668      2,029,754        2.8%
 Gregory L. Werner           3,303,594     601,669      3,905,263        5.4%
 Derek J. Leathers             2,347       105,418       107,765           *
 John J. Steele                5,995        49,584        55,579           *
 Kenneth M. Bird                500           -            500             *
 Patrick J. Jung               2,000          -           2,000            *
 Duane K. Sather               7,000          -           7,000            *
 Michael L. Steinbach            -            -             -              -
 Gerald H. Timmerman           6,000          -           6,000            *
 Dimensional Fund            5,324,148        -         5,324,148        7.4%
 Advisors LP (5)
 All executive officers,    28,001,249    1,391,839    29,393,088       40.3%
 directors and director
 nominees as a group
 (14 persons) (3)(4)


 *Indicates beneficial ownership of less than 1%.

 ----------------

 (1) This column represents shares of our common stock that a respective individual may acquire upon exercising stock options that are vested as of March 23, 2009 or that will vest and become exercisable 60 days thereafter. The shares underlying these options are not outstanding and may not be voted at the 2009 Annual Meeting. This column does not include any shares of restricted stock because all such shares awarded by the Company will vest more than 60 days after March 23, 2009.
 (2) The percentages are based upon 71,576,367 shares, which equals our outstanding shares as of March 23, 2009. In accordance with SEC rules, for individuals who hold options exercisable within 60 days of March 23, 2009, the number of shares of common stock on which the percentage is based also includes the number of shares underlying such options.
 (3) Clarence L. Werner has sole voting power with respect to these 23,169,318 shares, sole dispositive power for 8,168,068 of these shares and shared dispositive power with respect to 15,001,250 shares.
 (4)   The shares shown for Gary L. Werner do not include:
       (i) 479,497 shares held by the Gary L. Werner Irrevocable Inter Vivos QTIP Trust II (the sole trustee of this trust is Union Bank and Trust Company, which has sole investment and sole voting power over the shares held by the trust); and (ii) 500,000 shares held by the Becky K. Werner Revocable Trust (the sole trustee of this trust is Becky K. Werner, Mr. Werner's wife, and she has sole investment and sole voting power over the shares held by the trust). Mr. Werner disclaims actual and beneficial ownership of the shares held by the Gary L. Werner Irrevocable Inter Vivos QTIP Trust II and the shares held by the Becky K. Werner Revocable Trust.
 (5) Based on Schedule 13G (Amendment No. 2) as of December 31, 2008, as filed with the SEC by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP claims sole voting power of 5,141,209 shares and sole dispositive power of 5,324,148 shares, but does not claim any shared voting power or shared dispositive power with respect to any of these shares. According to the
       Schedule 13G filing, the address of this stockholder is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.



                    EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement identifies our Named Executive Officers and explains how our compensation policies and practices are developed and operate with respect to such Named Executive Officers. In Compensation Discussion and Analysis, we also discuss and analyze our executive compensation program and the executive compensation amounts shown in such section. This discussion should be read in conjunction with the Summary Compensation Table (including the related tabular and narrative disclosures) and the Compensation Committee section under Corporate Governance in this Proxy Statement. As indicated in that section, the Compensation Committee of the Board of Directors is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. Our Compensation Committee is also comprised solely of outside directors, each of whom is independent pursuant to NASDAQ listing standards.

Named  Executive  Officers.  Pursuant to the  SEC  rules,  our
Named Executive Officers consist of the Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the three most highly compensated executive officers (excluding the CEO and CFO) who were executive officers as of December 31, 2008.

Our five Named Executive Officers are identified in the table on page 19.


                               Named Executive Officers
    -----------------------------------------------------------------------------
         Name                 Position with the Company
         ----                 -------------------------
    1.   Clarence L. Werner   Chairman
    2.   Gary L. Werner       Vice Chairman
    3.   Gregory L. Werner    President and Chief Executive Officer
    4.   Derek J. Leathers    Senior Executive Vice President-VAS & International
                              and Chief Operating Officer
    5.   John J. Steele       Executive Vice President, Treasurer and
                              Chief Financial Officer


The Compensation Committee believes the executive compensation program for our Named Executive Officers has been instrumental to our business and in helping us accomplish our objectives. We also regard the program as appropriate and fair in view of our financial performance relative to our competitive peer group and given the challenging economic and freight market conditions in 2008. We believe these difficult conditions have resulted in a more competitive market for executive talent but, during this tough economic period, our total compensation mix allows us to retain qualified executive officers who possess the necessary experience and expertise to manage the Company, contribute to our long-standing success and create value for our stockholders. (The peer group is identified in the Competitive Peer Groups and Benchmarking section within the Compensation Discussion and Analysis. Our 2008 financial statements are included in our Annual Report on Form 10-K for 2008 filed with the SEC on March 2, 2009.)

2008 Executive Compensation Program and Objectives. Our executive compensation program is designed to achieve the following primary objectives:
    * Attract, motivate and retain talented high-quality executives who contribute to the advancement of our strategic, operational and financial goals and to our long-term success in today's competitive markets and industry.
    * Reward our executive officers for their individual performance, leadership and contribution to the achievement of our overall business objectives.
    * Support our Mission Statement, Vision Statement and guiding corporate principles. (Our Mission and Vision Statements are included on our website at www.werner.com under "About Us.")

The Compensation Committee carries out our executive compensation objectives by applying the following principles:
    * Provide compensation that is competitive with that paid by companies in our industry for executive talent. Our Compensation Committee has the authority to engage the services of a third-party advisor to assist with determining how our executive compensation program compares to those of other companies.
    * Reward performance by considering factors such as (i) our financial performance, (ii) the executive officer's individual performance and contribution to our overall business goals and (iii) the performance of the executive officer's business unit when evaluated in light of overall Company performance and the year's market, industry and economic conditions.
    * Ensure that highly capable and goal-oriented executives remain motivated and committed to the Company, even when downturns in the industry and economy affect Company performance. This principle is important with respect to encouraging our executives to remain with the Company for long and productive careers.
    * Encourage executive officers to become stockholders and facilitate stock ownership in the Company by offering equity-based compensation. We believe that stock ownership links our executive officers' interests with those of our stockholders and supports strategic decision-making and actions that will serve our long-term interests.
    *  Provide limited executive perquisites.

Elements of Executive Compensation. The five elements of our 2008 executive compensation program are: (i) base salary,
(ii) performance-based compensation, (iii) long-term incentive compensation, (iv) perquisites and (v) benefits. The following discussion explains these elements and their primary purposes with respect to our 2008 executive compensation program.

     Base   Salary.   Base  salary  is  a  fixed  element   of
       compensation that we pay to each executive officer for the performance of his primary duties and responsibilities. Generally, each respective executive officer's base salary is commensurate with such person's responsibility, experience, tenure and job performance. We review base salaries on an annual basis and at the time of hire, promotion or other change in job function and responsibilities. Base salaries are not established on the basis of any specific performance criteria, but a number of factors are considered when determining individual salary levels. These factors include but are not limited to
       (i) the individual's overall performance and the level of responsibility and complexity of the executive's job; (ii) the performance of the business unit(s) or function(s) under his leadership; (iii) how the executive officer's salary compares to those of our other executives; (iv) our overall performance and achievements; (v) the economic and business conditions affecting the Company at the time of the review; and
       (vi) salaries paid by companies within our competitive peer group for the same or similar positions. The base salaries paid to each of our executive officers will vary due to the application of these factors. Market adjustments to executive base salaries may be made when there is a significant change in an officer's position or responsibilities or if competitive market data indicates a significant deviation compared to market salary practices. However, while we may be guided by such events and data, we do not set compensation levels at targeted or specific levels relative to that of a particular peer, competitor or industry group.

       The Compensation Committee's determination of Named Executive Officer compensation packages are primarily made through the exercise of its particular judgment and by applying the factors discussed above. The 2008 base salaries of our Named Executive Officers are disclosed in the Summary Compensation Table. With the exception of Mr. Leathers, base salary levels in 2008 were identical to those in 2007 because we believed the 2007 levels remained competitive and modifications were not warranted to achieve our executive compensation program objectives. The 2008 base salaries of our Named Executive Officers averaged slightly above the 75th percentile when compared to the salaries for similar positions with companies in our competitive peer group. Mr. Leathers' base salary increased as a result of his promotion to Chief Operating Officer ("COO") in May 2008 and because of his additional responsibilities.

     Performance-Based     Compensation.     Performance-based
       compensation is typically awarded in the form of annual cash bonuses. Our annual cash bonus program is a discretionary program designed to encourage and reward executives for performance during the fiscal year and on a more short-term basis. However, we believe the annual cash bonus program also contributes to our long-term success because it rewards and drives individual performance and motivates executive officers to improve our overall performance. Historically, annual cash bonus payments to executive officers have been the same or higher than the previous year's payment, and this practice correlates with our relatively consistent profitable financial results after considering the economic and industry conditions that affect our business.

       Performance-based compensation is awarded by our Compensation Committee. The Compensation Committee awards performance-based compensation that it considers appropriate based upon or after assessing: (i) the financial and economic environment concerning the Company; (ii) the respective officer's individual performance and contribution toward achieving our business objectives; (iii) the amount of the executive officer's bonus payment awarded in the preceding year;
       (iv) the President and CEO's recommendation to the Compensation Committee; (v) performance-based compensation data and total cash compensation data (cash compensation is inclusive of base salary and performance-based compensation) for certain officer positions, including actual bonuses paid in the marketplace by other transportation and logistics services companies in our competitive peer group; and
       (vi) our overall financial results (including our revenues, net income, operating ratio, profit margin, total stockholder return and return on assets) relative to other peer transportation and logistics services companies. Final award amounts approved by the Compensation Committee for each executive officer are intended to be competitive for our market and reflective of each respective executive officer's performance and contribution to our financial and business performance and success.

       In December 2008, our Compensation Committee approved and awarded annual cash bonuses to the Named Executive Officers under our discretionary annual cash bonus program. These bonuses were awarded at the same level as those awarded in 2007, with the exception of Mr. Steele. The Compensation Committee awarded Mr. Steele an increased annual cash bonus in recognition of his individual performance and assumption of additional responsibilities within the Company in 2008. The amount of Mr. Steele's 2008 annual cash bonus brought his performance-based compensation and total cash compensation closer to, but still below, the median for financial executives in our competitive peer group. Annual cash bonuses awarded to our other Named Executive Officers were positioned between the median and 75th percentile for comparable positions among our peer group companies. The Compensation Committee also compared our Named Executive Officers' total cash compensation to that of our competitive peer group when determining performance-based compensation awards. The 2008 total cash compensation of our Named Executive Officers averaged slightly below the 75th percentile for similar positions with the competitive peer group companies. The competitive peer group information considered by the Compensation Committee was provided in the executive compensation survey prepared by Towers Perrin.

       In making its 2008 annual cash bonus decisions, the Compensation Committee determined that our performance for the nine-month period ended September 30, 2008 was equivalent to or exceeded the median revenues and net income of our transportation and logistics services peers. The Compensation Committee also determined that our overall financial performance met management's expectations, particularly given the challenging business and economic climate. The annual cash bonuses awarded to our Named Executive Officers in 2008 are disclosed in the Summary Compensation Table.

     Long-Term    Incentive   Compensation.    Our   long-term
       incentive program is important to us because it helps attract a talented executive team, encourages long-term retention of executive officers and enables us to recognize efforts put forth by executives who contribute to our stock price appreciation and Company development.

       Our Equity Plan permits a variety of equity awards under our ongoing long-term incentive program. We have historically chosen a stock option long-term incentive program; and in May 2007, our stockholders approved amendments to the Equity Plan that authorize us to award restricted stock to our executive officers, in addition to stock options or SARs. Since that time, the Compensation Committee has considered whether to grant awards other than stock options as part of our long-term incentive compensation. In 2008, we awarded restricted stock for the first time under the Equity Plan. In determining long-term incentive compensation, our Compensation Committee evaluates which equity award vehicles achieve the best balance between providing appropriate long-term incentive compensation and creating and maintaining long-term stockholder value.

       The periodic vesting periods of long-term incentive compensation directly align executive officer interests and compensation with our stockholders' interests by rewarding creation and preservation of long-term stockholder value. The Compensation Committee also believes this element of compensation provides equity ownership opportunities for our executive officers. Because we do not have a pension plan and some executives' 401(k) Retirement Savings Plan contributions are limited under federal income tax rules (as discussed in the Benefits section on page
       24), we believe our executive officers consider potential wealth accumulation from equity gains when planning for their retirement.

       Stock option and restricted stock grants are made at the discretion of the Compensation Committee and are not necessarily made on an annual basis. In designing long-term incentive awards and determining an overall pool of stock to make available for grant, the Compensation Committee considers the Board's duty to our stockholders to limit equity dilution, whether such awards will help to accomplish our executive compensation program objectives, how our relative financial performance compares against the marketplace and the emphasis placed on equity in the total mix of compensation. For purposes of allocating the overall stock pool among executive officers, our Compensation Committee also evaluates (i) the scope of each executive's responsibilities, position and experience;
       (ii) each executive officer's individual and business unit performance and contribution to our overall performance and financial results; (iii) the total mix of compensation for each executive; (iv) our historical practice of granting equity awards to executive officers; and (v) the perceived retention value of the total compensation package in light of the current labor and financial markets. By making awards less frequently and not always annually, the Compensation Committee may provide larger grants, which promotes greater executive retention.

       Stock options represent a right to purchase a certain number of shares of our common stock at a particular exercise price per share after designated vesting periods occur. The exercise price is equal to the NASDAQ Global Select MarketSM closing market price of our common stock on the grant date. Stock option value depends upon stock price appreciation. We believe this factor motivates our executive officers to improve and maintain Company performance because strong financial results may potentially increase the value of any unexercised stock options. Please refer to the Stock Grant Practices section under Other Executive Compensation Policies and Considerations on page 28 for additional information regarding stock options.

       An award of restricted stock entitles the recipient to receive a specified number of shares of our common stock, at no cost to the recipient, if the executive officer remains employed with us when the restricted stock vests. The value of the restricted stock is equal  to  the  NASDAQ Global Select  MarketSM  closing
       market price on any given date after granting. Consequently, the restricted stock value may increase or decrease with changes in the stock price during the period between granting and vesting and on the vesting date and each subsequent day thereafter. We believe that restricted stock awards directly link executive officer interests with those of our stockholders because restricted stock value is impacted by these stock price changes. We also believe that despite the stock price fluctuations, restricted stock will have value in the long-term and can potentially deliver greater share-for-share compensation value at grant than stock options. By awarding restricted stock, we are able to offer comparable grant date compensation value with fewer shares, and we believe the use of restricted stock accordingly results in less dilution of earnings per share when compared to stock options. Vesting of restricted stock is subject to continued employment with us. This helps ensure that a portion of an executive officer's awards will vest after several years, which is intended to retain the executive officer and cause them to focus on our long-term business objectives.

       We did not grant any stock options or SARs to our Named Executive Officers in 2008. On
       July 31, 2008, the Compensation Committee awarded 30,000 shares of restricted stock to Mr. Leathers in accordance with our Equity Plan. These shares were awarded to Mr. Leathers as a result of his promotion to COO and assumption of additional responsibilities. Pursuant to the Restricted Stock Award Agreement between us and Mr. Leathers, the restricted stock will vest sixty months (five years) from the grant date of the award. Mr. Leathers does not have any voting or dividend rights with respect to such stock until it is fully vested, and there are not any post-vesting sales restrictions on the shares. (The Form of Restricted Stock Award Agreement was included as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the SEC on November 3, 2008.) Please refer to the Summary Compensation Table and Grants of Plan-Based Awards for 2008 table for further details concerning long-term incentive compensation awarded to our Named Executive Officers.

     Perquisites.  Our executive compensation program includes
       limited executive perquisites that we consider an important element of our total executive reward packages and are necessary for Named Executive Officers to carry out the responsibilities of their positions. We believe our Named Executive Officer perquisites and other benefits are representative of and competitive with those offered by companies with whom we compete for executive talent, and offering these perquisites and benefits helps us with attracting and retaining valued and talented executive officers.

       The aggregate incremental cost of perquisites and other benefits provided to the Named Executive Officers is shown in the "All Other Compensation" column of the Summary Compensation Table and detailed in the All Other Compensation for 2008 section of this Proxy Statement.

       The perquisites offered under our 2008 executive compensation program were as follows:
         * Accounting, Legal and Tax Services. Our Chairman, Vice Chairman and President and CEO utilize accounting, legal and tax (income tax preparation) services provided by us. The Chairman fully reimburses us for such services, and we receive no reimbursement from the Vice Chairman and President and CEO. The reimbursement amounts we receive from the Chairman and the unreimbursed amounts included in compensation for the Vice Chairman and President and CEO are based on our estimate of the costs incurred by the Company for our personnel to provide these services.
         * Country Club Membership. In 2008, we provided the Senior Executive Vice President-VAS & International and COO with a country club membership. The membership fees and other business-related and reasonably incurred expenses were paid by us, and we received full reimbursement from Mr. Leathers for any personal expenses he incurred in connection with the membership. We provide this membership for our benefit, notwithstanding the incidental personal benefit to Mr. Leathers.
         * Personal Use of Corporate Aircraft and Property. The Chairman, Vice Chairman and the President and CEO are permitted personal use of our corporate aircraft provided they reimburse the Company (we do not provide non-reimbursed personal use to any of these three executives). When the Chairman,
            Vice Chairman or President and CEO uses our corporate aircraft for personal business, such Named Executive Officer reimburses us the higher of our incremental cost or the IRS taxable amount. Our executive officers are also permitted limited personal use of the corporate aircraft with the approval of the Chairman, Vice Chairman or President and CEO, and we are not reimbursed for such utilization of the aircraft by the executive officer. None of our Named Executive Officers used the corporate aircraft for personal benefit in 2008 other than the Chairman, whose reimbursements for such use are discussed under Transactions with Related Persons. In 2008, Mr. Leathers was permitted personal use of our corporate condominium.
         * Company Vehicle. We provide each Named Executive Officer with one Company vehicle for business and personal use, with the exception of the Chairman and the President and CEO who are each provided two Company vehicles. We are responsible for paying the operating expenses of these vehicles, which include costs such as fuel, repairs and
            maintenance,    insurance   and   licensing    and
            registration.

     Benefits.   As discussed above in Perquisites, we believe
       our benefits are competitive and standard compared to those offered by companies in our industry and competitive peer group and are essential for retaining exceptional executives. In 2008, we offered the following benefits:
         * Health and Welfare Benefits. Our Named Executive Officers are eligible to participate in our full range of health and welfare benefits, and are covered under the same plans and terms, that are provided to all of our full-time employees in the United States. In 2008, we partially subsidized the healthcare insurance premiums of the Senior Executive Vice President-VAS & International and COO. These premiums are disclosed under All Other Compensation for 2008.
         * 401(k) Plan. Our Named Executive Officers are eligible to participate in our 401(k) Retirement Savings Plan (the "401(k) Plan"). This plan allows participants to make pre-tax deferred salary contributions through payroll deductions, and the Company matches a certain portion of each participant's contributions. Earnings on participant and Company contributions grow tax-deferred. 401(k) Plan matching contributions are made to Named Executive Officers on the same terms as provided to our eligible U.S. employees. At his respective request, the Vice Chairman and the President and CEO do not receive a matching contribution from us for the 401(k) Plan. Our Chairman does not participate in this plan. 401(k) Plan Company-made matching contributions for our other Named Executive Officers are detailed under All Other Compensation for 2008.
         * Employee Stock Purchase Plan. The Named Executive Officers may elect to participate in our Employee Stock Purchase Plan. Generally under this plan, a participant may acquire shares of our common stock at market price through payroll deduction, and the Company will match an amount equal to a specified percentage of each participant's contributions. Such matching amounts are made to Named Executive Officers on the same terms as provided to our eligible U.S. employees. The All Other Compensation for 2008 section identifies matching amounts made for Named Executive Officers who participate in this plan.

         * Executive Nonqualified Excess Plan. We offer participation in the Executive Nonqualified Excess Plan ("nonqualified deferred compensation plan") to key managerial employees because their 401(k) Plan contributions are limited under federal income tax rules applicable to highly compensated employees. We believe these executives should have other similar means of saving for retirement on a tax-deferred basis. Our nonqualified deferred compensation plan (as described further under Nonqualified Deferred
            Compensation for 2008) enables these highly compensated employees, including our Named Executive Officers, to contribute amounts (in addition to their 401(k) Plan contributions) on a tax-deferred basis, subject to annual dollar limits we impose. The nonqualified deferred compensation plan provisions allow us to make matching contributions; however, to date, we have elected not to make any such contribution. Our nonqualified deferred compensation plan is described further under Nonqualified Deferred Compensation for 2008.

Compensation Process and Determination. The Compensation Committee makes all annual compensation decisions for our Named Executive Officers and executive officers. Additionally, the President and CEO may also modify compensation for certain executives within the Compensation Committee parameters described below.

When determining total compensation, we apply a consistent approach for all Named Executive Officers and other executive officers. The structure and levels of our executive compensation program are determined, in large part, by considering all elements of compensation, rather than only a few components in isolation. Our Compensation Committee evaluates each element individually and also takes into account the position and current total direct compensation of the individual being considered. (Direct compensation includes base salary, bonuses and long-term incentive compensation.) The Compensation Committee's determination of compensation levels for our executive officers therefore differs depending upon these factors. Our Compensation Committee also exercises appropriate business judgment in how it applies these standard approaches to the facts and circumstances involving each respective executive officer.

The Compensation Committee determines each component of an executive officer's compensation based on its collective assessment of the officer's performance, Company's overall financial performance and recommendations of our President and CEO. Our Compensation Committee may also request executive compensation guidance and advice from an independent third-party consultant (such as Towers Perrin) when deciding compensation for our Named Executive Officers and other executive officers. In addition to the factors and information described above, our Compensation Committee also considers and determines the compensation of our executive officers as follows:

     Compensation of All Named Executive Officers.  Each year,
       the Compensation Committee reviews each element of executive compensation and how such elements relate to the total direct compensation, executive position and related responsibilities of each Named Executive Officer. As part of this annual process, the Compensation Committee also examines how such elements are reflected in competitive executive compensation market data when determining annual pay opportunities. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set, but such amount is considered by the Compensation Committee.

     Compensation of Chairman, Vice Chairman and President and
       CEO. Our Compensation Committee assesses the executive compensation information compiled by the independent third-party consultant (Towers Perrin) when developing compensation packages for our Chairman, Vice Chairman and President and CEO. Upon reviewing such information, the Compensation Committee then meets in executive session and determines a compensation package for each of these particular officers based on how the elements of executive compensation apply to the individual and the related factors described above. These factors generally include each individual's job performance, responsibilities and the scope of their position, leadership and our financial and operating performance. The President and CEO's compensation is reflective of our overall performance and the achievement of the President and CEO's goals and objectives for the Company. Our Chairman, Vice Chairman and President and CEO are also eligible for all of the same compensation programs, perquisites and benefits as our other Named Executive Officers.

       Our Chairman, Vice Chairman and President and CEO do not participate in the Compensation Committee's deliberations or decisions with regard to his own respective compensation or the compensation of any Named Executive Officer identified in this Compensation of Chairman, Vice Chairman and President and CEO section.

     Compensation  of  Other  Named  Executive  Officers   and
       Executive Officers. At the end of the year, the Compensation Committee reviews the competitive market compensation data for our peer group compiled by the independent third-party consultant. Upon doing so, our Compensation Committee establishes cash compensation "pay ranges" (inclusive of base salary and annual cash bonus) according to job title (such as Senior Executive Vice President and Executive Vice President). As explained in the Compensation Committee section within Corporate Governance, the Compensation Committee delegated certain authority to our President and CEO that permits him to adjust the base salaries of executive officers. The President and CEO does not have authority to modify his own base salary or that of the Chairman or Vice Chairman. After our Compensation Committee defines the cash compensation pay ranges, the President and CEO may then make changes to the executive officer base salaries during the following year, provided such changes are within the parameters of the pay ranges designated by the Compensation Committee. Any proposed changes that do not fall within the established pay ranges require approval of the Compensation Committee. Our Compensation Committee reviews and approves these base salary changes at the close of the year. At that time, the President and CEO presents his year-end total cash compensation recommendations for the other Named Executive Officers and executive officers. Our Compensation Committee then reviews and approves such recommendations at its year-end meeting. (For example, our Compensation Committee established cash compensation pay ranges in December 2008 for fiscal year 2009. The President and CEO has delegated authority to modify base salaries throughout 2009 within these ranges. In November or December 2009, the Compensation Committee will review the President and CEO's total cash compensation recommendations for the executive officers, and such recommendations will include these base salary changes.)

       After conducting its review of our peer group's compensation data, the Compensation Committee also evaluates and approves the annual cash bonus and long-term incentive compensation for the other Named Executive Officers and executive officers. In making such determinations, the Compensation Committee considers the relevant factors and compensation elements, including (i) each executive officer's position and related responsibilities, (ii) overall individual and Company performance and (iii) achievement of corporate goals and objectives. Our Compensation Committee determines annual cash bonus and long-term incentive compensation near the end of the fiscal year.

       Our President and CEO participates in the Compensation Committee's discussions regarding the compensation and performance of the other Named Executive Officers and executive officers. The Compensation Committee values the President and CEO's evaluation of the other executives because he has direct knowledge of each person's performance and contributions to the Company. Prior to the Compensation Committee's discussions, the President and CEO may seek and consider input from the Chairman and Vice Chairman. However, other than the President and CEO, no other Named Executive Officer or executive officer participates in the executive compensation discussions and decisions of the Compensation Committee.

Competitive Peer Groups and Benchmarking. The Compensation Committee refers to a competitive market analysis and market data provided by Towers Perrin when it reviews and prepares executive compensation for the year. The market analysis incorporates the market data and reflects compensation levels and practices for executives holding similar positions at companies within our peer group, which helps our Compensation Committee determine executive compensation at competitive levels. In 2008, Towers Perrin prepared such an analysis for the Compensation Committee. The Compensation Committee then compares three of our executive compensation elements (base salary, performance-based compensation and long-term incentive compensation) to amounts paid for similar executive positions among (i) those companies in our peer group (which consists of companies that specifically provide transportation and logistics services) and (ii) a broader general industry group comprised of companies with median revenues of $2 billion. The Compensation Committee places more significance on our competitive peer group than the general industry group.

Each year, our Compensation Committee reviews the general criteria and recommendations for the addition or removal of companies in our competitive peer group. The criteria includes (but is not limited to) revenues and industry of operation. Upon applying these criteria, the Compensation Committee selected our peer group, which is comprised of 15 companies in the transportation and logistics industry with whom we compete for executive talent. Although our Compensation Committee may modify the peer group when appropriate, the Compensation Committee prefers to keep the group substantially consistent from year to year to produce more consistent and useful executive compensation benchmarking.

When the Compensation Committee conducted its annual review of our peer group in October 2008, it removed the following four companies: (i) Swift Transportation and (ii) U.S. Xpress Enterprises, because these companies became privately held in 2008; (iii) Expeditors International of Washington, because it competes more as a freight forwarder, rather than as a truckload transportation and logistics company; and (iv) USA Truck, because its revenues are not competitive under our peer group criteria. Our Compensation Committee also added two companies to the peer group: (i) C.H. Robinson Worldwide, Inc., because it competes directly with us as a logistics provider; and (ii) Universal Truckload Services, Inc., because its revenues are competitive based on our peer group criteria. Otherwise, our peer group did not change from 2007 to 2008.

Our competitive peer group for 2008 is shown in the table on the following page.


                          Werner Enterprises, Inc.
                         2008 Competitive Peer Group
--------------------------------------------------------------------------
             Arkansas Best                  Knight Transportation
             Celadon Group                     Landstar System
     C.H. Robinson Worldwide, Inc.             Marten Transport
                Con-Way                   Old Dominion Freight Line
  Covenant Transportation Group, Inc.        Pacer International
           Heartland Express                         Saia
               Hub Group                Universal Truckload Services, Inc.
      J.B. Hunt Transport Services


In 2008, our Compensation Committee applied the competitive peer group criteria to these 15 companies. Upon doing so, we found that our revenues fell nearest to those revenues in the top quartile of our competitive peer group; as a result, we compare total direct compensation against the 75th percentile of this peer group. The general industry data, on the other hand, is regressed or size-adjusted according to our annual revenues. Therefore, we compare total executive compensation at the median of the general industry group.

The   Compensation   Committee  does  not   attempt   to   set
compensation elements for each executive to meet specific benchmarks based on peer group and general industry data. Instead, we consider these comparisons as one factor in determining executive compensation levels. Generally, the Compensation Committee reviews total compensation levels annually and makes adjustments when job responsibilities, individual performance or market data warrants such modifications. Actual total compensation can vary from year to year based on Company, operating unit and individual performance.

Other Executive Compensation Policies and Considerations.

     Stock  Grant  Practices.   Under  our  Equity  Plan,  the
       Compensation Committee may grant stock options, SARs and restricted stock to our executive officers and outside directors. We do not have an annual equity program, and the Equity Plan does not require us to grant equity awards on an annual or otherwise regular basis. Therefore, our Compensation Committee does not grant equity awards on any pre-determined grant date. Instead, the Compensation Committee selects a grant date after it decides to grant any equity awards. The committee also selects a grant date that occurs when neither the recipient nor the Compensation Committee possess material nonpublic information. When choosing the grant date, our Compensation Committee also monitors long-term trends in our stock price and attempts to select grant dates that will provide incentives for management to increase our stock value and increase the stock price to higher levels.
       Pursuant to our Equity Plan, the purchase price of the common stock under each stock option is equal to the closing market price of our common stock on the date the option is granted. For stock options granted prior to the May 2007 Equity Plan amendments discussed below, the purchase price of the common stock under each option was equal to the closing market price of our common stock on the day prior to the date of grant. Restricted stock is awarded at no cost to the recipient.

       Our Compensation Committee also establishes the vesting period for each grant. We did not grant any stock options in 2008. For that reason, and to further explain the vesting periods of stock options awarded under the Equity Plan, we have provided the Stock Option Vesting Periods table below regarding stock options granted in prior years for which a portion of the option award remains outstanding. All stock options granted to our Named Executive Officers in 2007 vest over a six-year period based on the prescribed schedules and expire after ten years.


                         Stock Option Vesting Periods
       -----------------------------------------------------------------
                                    2007 Grant:     1999-2006 Grants:
          Years from Grant Date    Amount Vested      Amount Vested
          ---------------------    -------------      -------------
           2 Years (24 Months)          15%                25%
           3 Years (36 Months)          20%                20%
           4 Years (48 Months)          20%                20%
           5 Years (60 Months)          20%                20%
           6 Years (72 Months)          25%                15%


       The restricted stock granted in 2008 is not subject to periodic vesting periods like our stock options; rather, the restricted stock will vest five years after the grant date of the award and has no post-vesting sales restrictions. The restricted stock does not give the recipient any voting or dividend rights until such stock fully vests.

       Our Equity Plan also permits the Compensation Committee to grant SARs to our executive officers and outside directors. No such awards have been granted, in 2008 or at any other time. On May 8, 2007, our stockholders approved amendments to the Equity Plan, and the Equity Plan was included as an exhibit to our Form 8-K filed with the SEC on May 14, 2007. Please refer to the preceding Long-Term Incentive Compensation section for additional details regarding stock option and restricted stock determinations. The Summary Compensation Table and Grants of Plan-Based Awards for 2008 table also provide information regarding stock options and restricted stock granted to our Named Executive Officers.

     Executive  Stock Ownership.  We do not have formal  stock
       ownership guidelines or requirements for our executive officers. As discussed in this Proxy Statement, our Equity Plan permits us to grant nonqualified stock options, SARs and restricted stock to executive officers. Our executive officers may also increase their stock ownership by electing to participate in our Employee Stock Purchase Plan, as discussed under Benefits on page 24. The individual stock ownership of our Named Executive Officers is provided in the Beneficial Ownership table on page 17.

     Tax  Deductibility of Executive Compensation;  Accounting
       Considerations. The Compensation Committee reviews estimated tax and accounting (pro forma expense) projections and implications and how these factors impact the material elements of our executive compensation program. Generally, executive salaries and performance-based compensation are accrued as expense over the requisite service period related to the particular compensation element (this period is typically equal to the performance period of the executive officer), and we realize a tax deduction upon the payment of the compensation to the executive.

       Section 162(m) of the Internal Revenue Code prevents us from taking a tax deduction, in any one taxable year, for non-performance-based compensation in excess of $1 million paid to the Chief Executive Officer and the next four highest compensated executive officers. We collectively refer to these executives as the "covered officers." Certain compensation of the covered officers is specifically exempt from the deduction limit to the extent that such compensation does not exceed $1 million during any fiscal year or is "performance-based" as defined in Section 162(m). The Compensation Committee carefully considers and monitors the effect of Section 162(m) on our executive compensation program and will structure executive compensation to preserve its tax deductibility under
       Section   162(m)  while  maintaining  our  ability   to
       attract, motivate and retain high-quality executive officers. The Compensation Committee also believes there are circumstances where the interests of the Company and our stockholders are best served by maintaining flexibility in the manner compensation is provided. In those events, the Compensation Committee may, at its discretion, approve payments of nondeductible compensation if the Compensation Committee believes the circumstances warrant such payments. All amounts paid to the covered officers during 2008 qualified as deductible under Section 162(m), except for $96,570 paid to Clarence L. Werner and $106,423 paid to Gregory L. Werner. Our aggregate cost of the lost tax deduction that resulted from exceeding the Section 162(m) deductibility limit in 2008 was approximately $83,000.

Employment Arrangements

None of our Named Executive Officers has any type of written employment agreement with us.

Arrangements and Potential Payments Upon Termination or Change in Control

Termination. None of our Named Executive Officers for 2008 has a severance agreement or severance benefit arrangement with us. We do not provide for incremental compensation or special treatment for incentive compensation in the event of a Named Executive Officer's voluntary termination, termination for cause or termination by death or disability. In 2008, we entered into a separation agreement with Daniel H. Cushman when his employment ended with the Company on January 15, 2008. Prior to that date, Mr. Cushman was a Named Executive Officer of the company for fiscal year 2007. The separation agreement did not confer to Mr. Cushman any incremental compensation or special treatment for such compensation. Rather, the terms and conditions of the separation agreement were in accordance with our plans and policies that apply to all of our employees who are eligible for the respective plan or to which the respective policy applies. The separation agreement also provided that if Mr. Cushman elected COBRA continued health coverage after January 31, 2008, we would subsidize such coverage until the earlier of March 31, 2008 or Mr. Cushman's employment with another company.

Change in Control. None of our Named Executive Officers has a change in control agreement with us, and we do not currently provide for incremental compensation or special treatment for incentive compensation related to a change in control. The stockholder-approved Equity Plan amendments (approved in May
2007) included change in control provisions. Under the Equity Plan, the Compensation Committee and the Board have the authority and discretion to take certain actions in the event of a change in control in the Company, and determinations of such actions are generally made with respect to all Named Executive Officers or on a case-by-case basis. These actions include, but are not limited to, adjusting outstanding option awards or accelerating the vesting dates of outstanding awards.

Potential Benefits Payable Under the Equity Plan. As stated above, we do not have any severance or change in control agreements with any of our Named Executive Officers. Our Equity Plan, however, permits the vesting of outstanding equity awards upon certain termination or resignation actions following a change in control. The Equity Plan provides that within the period beginning upon a change in control and ending on the second anniversary of the change in control, a Named Executive Officer may be terminated other than for

"cause" or may voluntarily resign for "good reason." Upon the occurrence of either event, (i) all outstanding stock options and SARs will become fully exercisable and (ii) all conditions and restrictions (other than those imposed by law) on outstanding restricted stock will be deemed satisfied as of the executive officer's employment termination date. "Cause," "good reason" and "change in control" are defined in the Equity Plan, as approved and amended, included as an exhibit to the Form 8-K filed with the SEC on May 14, 2007.

The table below shows the potential benefits payable to each Named Executive Officer due to the occurrence of either the termination or resignation event described in the Equity Plan. The amounts of the potential benefits represent the estimated value of all unvested equity awards that would fully vest upon either event, assuming such event occurred on December 31, 2008 (the last day of our fiscal year) and a stock price of $17.34 per share, which was the NASDAQ closing market price of our common stock on the same date. These amounts are the same for both events and are reflected in the "Potential Benefit" column.


        Potential Benefits Payable Under the Equity Plan
-----------------------------------------------------------------
                          Number of Unvested        Potential
 Name                        Shares Vesting       Benefit ($)(1)
 ----                        --------------       --------------
 Clarence L. Werner             35,000                   -
 Gary L. Werner                 35,000                   -
 Gregory L. Werner              35,000                   -
 Derek J. Leathers              78,250                531,460
 John J. Steele                 30,250                 7,845


 ----------------
 (1) The actual exercise prices of the stock options (as specified in each Named Executive Officer's respective award agreements) vary from the $17.34 closing market price used to calculate the amounts in this table. These actual exercise prices range from a minimum of $16.68 per share to a maximum of $18.33 per share. No potential benefit was calculated for stock options where the option exercise price exceeded the $17.34 closing market price on December 31, 2008. Shares of restricted stock do not have an exercise price, thus the potential benefit was calculated using only the $17.34 closing market price.


Report of the Compensation Committee

The following report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

In conjunction with the preparation of the Company's Annual Report on Form 10-K for 2008 and this Proxy Statement for the Annual Meeting of Stockholders to be held May 12, 2009, the Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section (required by Item 402(b) of Regulation S-K) of this Proxy Statement.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for 2008.

                         Patrick J. Jung, Committee Chairman
                         Kenneth M. Bird
                         Gerald H. Timmerman


Summary Compensation Table

The Summary Compensation Table provided on page 33 presents all elements of compensation for our Named Executive Officers for 2006, 2007 and 2008 as follows:
    *  Salary:  refers to Base Salary.
    *  Bonus:  refers to Performance-Based Compensation.
    * Option Awards and Stock Awards: refers to amounts expensed in our financial statements under SFAS No. 123 (Revised 2004), Share-Based Payment.
    *  All   Other  Compensation:   represents  the  aggregate
       amount of:

         (i)   Perquisites and other personal benefits;
         (ii)  Matching Company contributions to the 401(k)
               Plan;
         (iii) Insurance premiums paid by the Company;
         (iv)  Tax reimbursements; and
         (v) Matching Company contributions under the Employee Stock Purchase Plan.

You should read the Summary Compensation Table in conjunction with the Compensation Discussion and Analysis section and the tables and narrative descriptions that follow. Executive deferrals to our 401(k) Plan and nonqualified deferred compensation plan are included in the appropriate column (typically the "Salary and/or Bonus" columns) for which the compensation was earned.

The "Non-Equity Incentive Plan Compensation" column is omitted from the Summary Compensation Table because we did not make any non-equity incentive plan awards in 2006, 2007 or 2008. We have also removed the "Nonqualified Deferred Compensation Earnings" column from the Summary Compensation Table because none of the earnings on the nonqualified deferred compensation balances of our Named Executive Officers were above-market or preferential earnings.

                                   Summary Compensation Table
-------------------------------------------------------------------------------------------------
                                                      Stock        Option   All Other
 Name and                                    Bonus    Awards       Awards  Compensation
 Principal Position        Year   Salary     ($)(1)   ($)(2)     ($)(2)(3)    ($)(4)     Total ($)
 ------------------        ----   ------     ------   ------     --------- ------------  ---------

 Clarence L. Werner -      2008   715,000   350,000     -          64,064     31,570     1,160,634
 Chairman                  2007   715,000   350,000     -         174,815     32,308     1,272,123
                           2006   715,000   350,000     -         412,885     32,621     1,510,506

 Gary L. Werner -          2008   356,750   230,000     -          64,064     18,115       668,929
 Vice Chairman             2007   355,000   230,000     -         131,624     18,115       734,739
                           2006   355,000   230,000     -         261,667     17,260       863,927

 Gregory L. Werner -       2008   720,000   350,000     -          64,064     36,423     1,170,487
 President and CEO         2007   679,615   350,000     -         139,959     36,808     1,206,382
                           2006   420,000   350,000     -         290,852     37,093     1,097,945

 Derek J. Leathers -       2008   288,234   230,000   57,864 (6)   85,972     26,204       688,274
 Senior Executive Vice
 President-VAS &
 International and COO (5)

 John J. Steele -          2008   210,000   100,000     -          53,865     17,065       380,930
 Executive Vice            2007   210,000    80,000     -          49,225     17,419       356,644
 President,                2006   210,000    80,000     -          64,651     14,507       369,158
 Treasurer and CFO


 ----------------
 (1) Annual cash bonus awards are made under the annual cash bonus program. Bonuses reported in this column were awarded by the Compensation Committee on December 2, 2008; November 29, 2007; and November 30, 2006,
       respectively.
 (2) The stock and option awards reported in these columns are also disclosed in the Grants of Plan-Based Awards for 2008 table on page 35 and Outstanding Equity Awards at December 31, 2008 tables on pages 36 and 37.
 (3) We did not grant any option awards in 2008. The fair value of the option awards reported in this column is estimated using a Black-Scholes valuation model. For a discussion of the assumptions used in the valuation, refer to Note 5 of our Consolidated Financial Statements in our Annual Report on Form 10-K for 2008.
 (4) Refer to the All Other Compensation for 2008 table on page 34 for a more detailed explanation of the compensation reported in this column.
 (5) Mr. Leathers was not a Named Executive Officer in 2007 or 2006.
 (6) On July 31, 2008, our Compensation Committee granted Derek J. Leathers a total of 30,000 shares of restricted stock, pursuant to our Equity Plan. Fair value of this stock award is based upon the market price of the underlying stock on the grant date, reduced by the present value of estimated future dividends because the award is not entitled to receive dividends prior to vesting. Present value of estimated future dividends is estimated based on a $0.05 quarterly dividend amount per share and 3.0% risk-free interest rate, each for the year ended December 31, 2008. For further discussion of the valuation and assumptions, refer to Note 5 of our Consolidated Financial Statements in our Annual Report on Form 10-K for 2008. None of our other Named Executive Officers were granted any stock awards in 2008.

All Other Compensation for 2008

The   table   below  shows  the  components  of   "all   other
compensation"   provided  in  2008  to  the  Named   Executive
Officers.


                                    All Other Compensation for 2008
---------------------------------------------------------------------------------------------------------------
                                                                                 Company
                                                                                Contrib-
                                                                                utions to
                                                                     Company    Employee
                               Perquisites      Tax                 Contrib-      Stock    Severance
                                 & Other     Reimburse-  Insurance  utions to   Purchase   Payments/
                                 Personal      ments      Premiums    401(k)      Plan     Accruals
 Name                    Year  Benefits ($)   ($) (1)     ($) (2)    Plan ($)    ($) (3)    ($) (4)   Total ($)
 ----                    ----  ------------   -------     -------    --------    -------    -------   ---------
 Clarence L. Werner (5)  2008     20,331       11,239        -           -           -         -        31,570
 Gary L. Werner (6)      2008     12,666        5,449        -           -           -         -        18,115
 Gregory L. Werner (7)   2008     25,056       11,367        -           -           -         -        36,423
 Derek J. Leathers (8)   2008     16,272        6,883      2,239         -          810        -        26,204
 John J. Steele (9)      2008      8,471        4,484        -         3,300        810        -        17,065


 ----------------
 (1) The amounts reported in this column are the tax gross-ups for Company vehicle use for Messrs. Clarence L. Werner, Gary L. Werner, Gregory L. Werner and John J. Steele. The amount reported for Mr. Leathers represents tax gross-ups of $4,484 for Company vehicle use and $2,399 for personal use of the corporate condominium.
 (2) The amount reported in this column represents a partial subsidy of Derek J. Leathers' healthcare insurance premiums.
 (3) There is a 15% Company match for employee contributions to the Employee Stock Purchase Plan.
 (4) In 2008 we did not, and do not currently, have any change in control arrangements with any of the Named Executive Officers.
 (5) Perquisites and personal benefits include $20,331 for use of two Company vehicles.
 (6) Perquisites and personal benefits include $10,166 for use of one Company vehicle and $2,500 for income tax preparation services.
 (7) Perquisites and personal benefits include $20,556 for use of two Company vehicles and $4,500 for income tax preparation services.
 (8) Perquisites and personal benefits include $8,471 for use of one Company vehicle; $5,631 for Company-paid country club membership; and $2,170 for personal use of corporate condominium.
 (9) Perquisites and personal benefits include $8,471 for use of one Company vehicle.

Our contributions on behalf of the Named Executive Officers to the 401(k) Plan and Employee Stock Purchase Plan are made on the same terms as provided to all of our eligible employees in the United States. In addition to the above-mentioned compensation, the Named Executive Officers also participated in voluntary health and welfare benefit programs that are available and comparable to such programs for all eligible U.S. employees.

Grants of Plan-Based Awards for 2008

The following table sets forth information regarding restricted stock and stock option awards granted to Named Executive Officers under our Equity Plan during 2008. Columns required by the SEC regulations are omitted where there is no amount to report or such column is inapplicable for all of the Named Executive Officers.


                                Grants of Plan-Based Awards for 2008
-----------------------------------------------------------------------------------------------
                                      All Other        All Other                     Grant Date
                                    Stock Awards:   Option Awards:                   Fair Value
                                      Number of       Number of       Exercise or     of Stock
                                      Shares of       Securities      Base Price     and Option
                           Grant      Stock or        Underlying       of Option       Awards
 Name                      Date     Units (#)(1)    Options (#)(1)     ($/Sh)(2)        ($)(3)
 ----                      -----    -------------   --------------    -----------   -----------
 Clarence L. Werner          -            -               -                -             -
 Gary L. Werner              -            -               -                -             -
 Gregory L. Werner           -            -               -                -             -
 Derek J. Leathers       7/31/2008     30,000             -                -          686,400
 John J. Steele              -            -               -                -             -


 ----------------

 (1) The stock and option awards reported in these columns are also disclosed in the Summary Compensation Table and Outstanding Equity Awards at December 31, 2008 table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.
 (2) Pursuant to our Equity Plan, the exercise price is equal to the closing market price on the date of grant.
 (3) The fair value of the restricted stock is based upon the market price of the underlying common stock on the grant date, reduced by the present value of estimated future dividends because the award is not entitled to receive dividends prior to vesting. The present value of estimated future dividends was calculated based on a $0.05 quarterly dividend amount per share and 3.0% risk-free interest rate. The fair value of stock options is estimated using a Black-Scholes valuation model. Further discussion of the valuation and assumptions regarding our stock and option awards is provided in Note 5 of our Consolidated Financial Statements in our Annual Report on Form 10-K for 2008.


Outstanding Equity Awards at 2008 Year-End

The tables on pages 36 and 37 present information regarding all outstanding equity awards held by each of the Named Executive Officers as of December 31, 2008. The stock option and restricted stock awards disclosed in these tables were granted under our long-term incentive program.

For the vesting dates of unvested stock options, please refer to the Vesting Dates of Unvested and Unexercisable Stock
Options at December 31, 2008 table on page 37. This table pertains to the second footnote of the Outstanding Equity Awards at December 31, 2008 (Option Awards) table on page 36.


                             Outstanding Equity Awards at December 31, 2008
----------------------------------------------------------------------------------------------------
                                            Option Awards(1)
                                            -------------
                                                                  Equity
                                                                Incentive
                                                               Plan Awards:
                         Number of           Number of           Number of
                        Securities          Securities          Securities
                        Underlying          Underlying          Underlying     Option
                        Unexercised         Unexercised         Unexercised   Exercise      Option
                         Options:             Options:           Unearned       Price     Expiration
 Name                 (#) Exercisable   (#) Unexercisable(2)    Options (#)   ($/Sh)(3)      Date
 ----                 ---------------   --------------------   ------------   ---------   ----------
 Clarence L. Werner        65,000              35,000                -          18.33     05/20/2014

 Gary L. Werner            96,668                -                   -           7.73     07/12/2010
                          275,000                -                   -           9.77     09/29/2011
                           65,000              35,000                -          18.33     05/20/2014

 Gregory L. Werner        150,001                -                   -           7.73     07/12/2010
                          366,668                -                   -           9.77     09/29/2011
                           65,000              35,000                -          18.33     05/20/2014

 Derek J. Leathers         33,334                -                   -           7.61     09/20/2010
                           33,334                -                   -           9.77     09/29/2011
                           22,750              12,250                -          18.33     05/20/2014
                            9,000              11,000                -          16.68     10/22/2015
                             -                 25,000                -          17.18     11/30/2017

 John J. Steele            13,334                -                   -           7.35     12/21/2009
                           12,500                -                   -           9.77     09/29/2011
                           13,000               7,000                -          18.33     05/20/2014
                            6,750               8,250                -          16.68     10/22/2015
                             -                 15,000                -          17.18     11/30/2017

 ----------------

 (1) We did not grant any stock options in 2008. The option awards granted in 2006 and 2007 and reported in this table are also disclosed in the Summary Compensation Table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.
 (2) The vesting dates of unvested and unexercisable stock options are reported in the Vesting Dates of Unvested and Unexercisable Stock Options at December 31, 2008 table on page 37.
 (3) Pursuant to our Equity Plan, the exercise price is equal to the closing market price on the date of grant.


                          Outstanding Equity Awards at December 31, 2008
---------------------------------------------------------------------------------------------------
                                         Stock Awards(1)
                                         ------------
                                                            Equity Incentive    Equity Incentive
                                                              Plan Awards:        Plan Awards:
                         Number of         Market Value        Number of         Market or Payout
                         Shares or        of Shares or      Unearned Shares,    Value of Unearned
                       Units of Stock    Units of Stock      Units or Other     Shares, Units or
                         That Have          That Have       Rights That Have    Other Rights That
 Name                  Not Vested (#)   Not Vested ($)(2)     Not Vested (#)   Have Not Vested ($)
 ----                  --------------   -----------------   ----------------   -------------------
 Clarence L. Werner           -                 -                  -                    -
 Gary L. Werner               -                 -                  -                    -
 Gregory L. Werner            -                 -                  -                    -
 Derek J. Leathers        30,000(3)          520,200               -                    -
 John J. Steele               -                 -                  -                    -

 ----------------

 (1) The stock awards reported in this table are also disclosed in the Summary Compensation Table and Grants of Plan-Based Awards for 2008 table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.
 (2) Market value is calculated by multiplying the number of restricted stock shares that have not vested by the closing market price of our common stock ($17.34 per share) as of the close of December 31, 2008 (the last trading day of our fiscal year-end).
 (3) This restricted stock award is scheduled to vest in its entirety on July 31, 2013 (the fifth anniversary of the July 31, 2008 grant date), provided Mr. Leathers continues to be employed with the Company through the vesting date. If he is not employed with us at such time, all shares of restricted stock will be forfeited upon the end of Mr. Leathers' employment with us.


Vesting Dates of Unvested and Unexercisable Stock Options at December 31, 2008
------------------------------------------------------------------------------
                        Shares                   Shares
  Name                  Vesting   Vesting Date   Vesting   Vesting Date
  ----                  -------   ------------   -------   ------------
  Clarence L. Werner    20,000     05/19/2009    15,000     05/19/2010

  Gary L. Werner        20,000     05/19/2009    15,000     05/19/2010

  Gregory L. Werner     20,000     05/19/2009    15,000     05/19/2010

  Derek J. Leathers      7,000     05/19/2009     5,000     11/29/2010
                         4,000     10/21/2009     3,000     10/21/2011
                         3,750     11/29/2009     5,000     11/29/2011
                         5,250     05/19/2010     5,000     11/29/2012
                         4,000     10/21/2010     6,250     11/29/2013

  John J. Steele         4,000     05/19/2009     3,000     11/29/2010
                         3,000     10/21/2009     2,250     10/21/2011
                         2,250     11/29/2009     3,000     11/29/2011
                         3,000     05/19/2010     3,000     11/29/2012
                         3,000     10/21/2010     3,750     11/29/2013


Option Exercises for 2008

The following table provides information regarding stock options that were exercised by our Named Executive Officers during 2008. The "value realized on exercise" reflects the total pre-tax value realized by the officers. This value is calculated by subtracting the aggregate exercise price of the exercised options from the aggregate market value of the shares of common stock acquired on the exercise date. No restricted stock awards vested during 2008 for any Named Executive Officers. For that reason, the columns regarding vested stock awards have been omitted from the table.


                        Option Exercises for 2008
--------------------------------------------------------------------------
                                              Option Awards
                                              -------------
                                Number of Shares         Value Realized
   Name                     Acquired on Exercise (#)     on Exercise ($)
   ----                     ------------------------     ---------------
   Clarence L. Werner(1)            550,000                 3,993,605
   Gary L. Werner(2)                105,000                 1,628,781
   Gregory L. Werner(3)             175,001                 2,723,973
   Derek J. Leathers                   -                        -
   John J. Steele                    20,000                  321,944

 ----------------
   (1) The total number of shares acquired on exercise and held by Mr. Clarence L. Werner is 550,000.
   (2) The total number of shares acquired on exercise and held by Mr. Gary L. Werner is 15,000.
   (3) The total number of shares acquired on exercise and held by Mr. Gregory L. Werner is 20,000.

Nonqualified Deferred Compensation for 2008

We established a nonqualified deferred compensation plan in 2005 for eligible key employees whose 401(k) Plan contributions were limited by IRS regulations affecting highly compensated employees. This plan is subject to the requirements of Section 409A of the Internal Revenue Code and is administered in good faith compliance with Section 409A.

The nonqualified deferred compensation plan also permits us to make matching contributions to participant accounts. We did not make any such matches in 2008 and have not done so to date.

Deferrals. Under the nonqualified deferred compensation plan, eligible employees are permitted to defer a portion of their base salary on a pre-tax basis. Such deferred amounts must be within the annual dollar limitations we establish, and such limitations in 2008 were $8,500. Through December 31, 2008, the annual dollar limitations were determined so that the combined sum of a highly compensated participant's 401(k) Plan contributions and nonqualified deferred compensation plan contributions would approximate the maximum contribution amount available to non-highly compensated employees who participate in the 401(k) Plan. Beginning January 1, 2009, certain participants were allowed to defer combined amounts that exceed the maximum 401(k) Internal Revenue Code deferral limits for non-highly compensated employees. Prior to the enrollment period for the next year, management establishes maximum deferral limits that correspond to participants' job titles (such as Senior Vice President or Vice President). The maximum deferral limits for the 2009 nonqualified deferred compensation plan year range from $8,500 to $17,000. The maximum deferral limit for 2009 for each of the Named Executive Officers and other executive officers is $17,000.

Earnings. Each participant in the nonqualified deferred compensation plan selects one or more investment funds available under the plan in which their contributed amounts of deferred compensation are deemed to be invested. Deferred compensation accounts will then accrue earnings based on the return of the selected investment funds. The participant may change how their deferred compensation is allocated to the investment funds at any time, subject to limitations imposed by the plan. Changes generally become effective as of the first trading day following the change. We do not pay preferential earnings or guarantee above-market earnings on any investments made under the plan. Any appreciation or depreciation in a plan participant's account is due solely to the participant's contributions and the underlying performance of the investment funds selected by the participant.

Distributions and "In Service" Withdrawals. At the time of making their deferral election for the year, a participant elects under his salary deferral agreement whether the resulting deferred compensation will be distributed to him in annual installments or a lump sum. Distributions are made after the executive officer's retirement or termination from the Company. Under certain circumstances, participants may also elect to receive scheduled or hardship "in service"
withdrawals while still employed with us. The specific distribution options in this case depend upon the plan provisions. None of our Named Executive Officers received distributions or "in service" withdrawals during 2008.

The Nonqualified Deferred Compensation for 2008 table below presents the following information related to our nonqualified deferred compensation plan and Named Executive Officer participants:
    *  Executive  Contributions in 2008:   reflects  voluntary
       executive deferrals of base salary; these deferrals are included in the "Salary" column of the Summary Compensation Table.
    *  Company  Contributions in 2008:  no such  contributions were made.
    *  Aggregate  Earnings  in  2008:  reflects  the  earnings and/or losses on account balances; none of the earnings are above-market or preferential earnings and were therefore not included in the Summary Compensation Table.
    * Aggregate Withdrawals and Distributions in 2008: no withdrawals or distributions were made.
    * Aggregate Balance as of December 31, 2008: reflects the total market value of the Named Executive Officer's nonqualified deferred compensation account, including such participant's contributions and earnings to date.

Footnotes to the Nonqualified Deferred Compensation  for  2008
table are provided on the following page.


                              Nonqualified Deferred Compensation for 2008
----------------------------------------------------------------------------------------------------------
                                                          Aggregate                           Aggregate
                        Executive         Company         Earnings          Aggregate          Balance
                      Contributions    Contributions      (Losses)         Withdrawals/         at End
 Name                 in 2008 ($)(1)    in 2008 ($)    in 2008 ($)(2)   Distributions ($)   of 2008 ($)(3)
 ----                 --------------   -------------   --------------   -----------------   --------------
 Clarence L. Werner         -                -                -                 -                 -
 Gary L. Werner           8,477              -             (9,731)              -               21,648
 Gregory L. Werner        8,499              -             (8,780)              -               33,662
 Derek J. Leathers        7,800              -            (10,076)              -               20,847
 John J. Steele           8,500              -            (12,857)              -               28,696

 ----------------

 (1) The amounts disclosed in this column are reported as compensation and included within the amounts in the "Salary" column of the Summary Compensation Table on page 33.
 (2) We do not provide above-market or preferential earnings on nonqualified deferred compensation plan balances, so we did not report any portion of these amounts in the Summary Compensation Table pursuant to SEC rules.
 (3) Of these balances, the following executive contributions were reported in "Salary" column of the Summary Compensation Table in our proxy statements for 2006 and 2007: Clarence L. Werner, not applicable; Gary L. Werner, $20,019; Gregory L. Werner, $20,481; Derek J. Leathers, not applicable; and John J. Steele, $20,500.



          PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
         INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm

The firm of KPMG LLP ("KPMG") is our independent registered public accounting firm. The following table sets forth the aggregate fees billed to us by KPMG for professional audit services rendered in connection with the audit of our annual financial statements and internal control over financial reporting for 2008 and 2007 and for other services provided to us by KPMG during those periods.


                    Independent Registered Public
               Accounting Firm Fees for 2008 and 2007
             ------------------------------------------
                                   2008 ($)    2007 ($)
                                   --------    --------
             Audit Fees             422,360     443,949
             Audit-Related Fees        -           -
             Tax Fees                  -           -
             All Other Fees            -           -
             Total                  422,360     443,949


Audit Fees. Audit fees consist of fees for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for 2008 and 2007, (ii) review of our financial statements included in our Quarterly Reports on Form 10-Q during such periods and (iii) the audit of our internal control over financial reporting during such periods.

Audit-Related Fees. Audit-related fees consist of fees (i) for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under Audit Fees and (ii) fees related to audit and attest services not required by laws or regulations and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees are defined as fees for professional services for tax compliance, tax advice and tax planning. These services may include assistance regarding federal, state and international tax compliance, tax return preparation, tax audits and customs and duties.

The  Audit Committee has reviewed KPMG's provision of services
and   believes   that  these  services  are  compatible   with
maintaining the independence of KPMG. KPMG did not provide any non-audit services for us in 2008.

The Audit Committee has approved KPMG as our independent registered public accounting firm for 2009. Representatives of KPMG will be present at the 2009 Annual Meeting and will have an opportunity, should they so desire, to make a statement. The KPMG representatives will also be available to respond to appropriate questions from stockholders.

Policy of Audit Committee Pre-Approval of Audit and  Non-Audit
Services  Performed  by  the  Independent  Registered   Public
Accounting Firm

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by independent registered public accounting firms. Prior to the engagement of an independent registered public accountant for the next year's audit, our management will submit to the Audit Committee for approval an itemized list of all audit and non-audit services expected to be rendered during such year and the budgeted fees for such services. The Audit Committee then pre-approves these services according to the categories of service in the Independent Registered Public Accounting Firm Fees for 2008 and 2007 table on page 40. When determining whether a service should receive pre-approval, the Audit Committee considers whether such services are consistent with the SEC rules regarding auditor independence. In the event circumstances arise and it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval, the Audit Committee will approve such additional services prior to the commencement of the engagement and provision of such services.

Pursuant to its charter, the Audit Committee may delegate to its Chairman the pre-approval authority to address any requests for pre-approval services between Audit Committee meetings, and such Chairman must report any such pre-approval decisions to the committee at its next meeting. Our management and independent registered public accounting firm periodically report to the full Audit Committee (i) the extent of services provided by such accounting firm in accordance with this pre-approval and (ii) the fees for services performed to date.

We did not pay any fees categorized as Audit-Related Fees, Tax Fees or All Other Fees to KPMG during 2008 and 2007. Accordingly, the Audit Committee did not approve any fees during these periods that related to the pre-approval provisions or the de minimis exception set forth in applicable SEC rules.

Recommendation of the Board of Directors - Proposal 2

We are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for 2009. Although this stockholder ratification is not required by our By-Laws, Audit Committee charter or otherwise, the Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of corporate governance.

In the event our stockholders do not ratify the appointment of KPMG, then our Audit Committee and Board of Directors will reconsider the appointment. Even if our stockholders ratify the selection of KPMG, the Audit Committee will retain its authority to, in its discretion and at any time during 2009, select a different independent registered public accounting firm or terminate KPMG if the Audit Committee determines that such a change would be in our best interests and those of our stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009. Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each Proxy, or if no instruction is made, for the ratification of the appointment of KPMG LLP.

               TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Related Person Transactions

Our Governance Committee charter requires the Governance Committee (each member of which is independent under applicable NASDAQ listing standards and SEC rules) to review and approve all related person transactions when such approval is required under the NASDAQ and SEC rules and regulations. All related person transactions that are required to be disclosed under SEC rules are disclosed in our applicable SEC filings.

For purposes of Item 404 of SEC Regulation S-K, a "related person transaction" is generally any effected or proposed transaction, arrangement or relationship in which:
    (i)   The Company was or is to be a participant;
    (ii) The amount involved exceeds or is expected to exceed $120,000; and
    (iii) Any "related person" has an interest.


Under Item 404, "related person" generally means:
    *  A director or director nominee of the Company;
    *  An executive officer of the Company;
    * A security holder who is known to be the beneficial owner of more than 5% of our common stock; or
    * Any "immediate family member" of a director, director nominee, executive officer or beneficial owner of more than 5% of our common stock. "Immediate family members" include spouse, children, parents, siblings, in-laws, stepparents and stepchildren and any other person sharing the related person's household.
    * Any firm, corporation or other entity in which any of the foregoing persons (i) is employed by, a director of or a partner or principal in such entity or (ii) has a beneficial ownership interest of 10% or more.

Related Person Transactions

Land Lease Agreement. The Company leases certain land from the Clarence L. Werner Revocable Trust (the "Trust"), a related person. Clarence L. Werner, Chairman of Werner Enterprises, Inc., is the sole trustee of the Trust. On February 8, 2007, the Company entered into a revised Lease Agreement, effective as of May 21, 2002 (the "Lease Agreement"), and a License Agreement (the "License Agreement") with Mr. Werner in his capacity as trustee. The Lease Agreement and License Agreement were approved by the disinterested members of the Board of Directors at the Board's February 8, 2007 meeting. The Lease Agreement was originally entered into between the parties on May 21, 2002 with a 10-year lease term commencing June 1, 2002 (the "2002 Lease Agreement").

The Lease Agreement covers the lease of land comprising approximately 35 acres (referred to as the "Lodge Premises"), with improvements consisting of lodging facilities and a sporting clay range which the Company uses for business meetings and customer and vendor promotion. The 2002 Lease Agreement provided for a non-exclusive license to use for hunting purposes a contiguous portion of farmland comprising approximately 580 acres (referred to as the "Farmland Premises"). These license rights were deleted from the Lease Agreement and incorporated into the License Agreement.

The Lease Agreement's current ten-year term expires May 31, 2012. The Lease Agreement gives the Company the option to extend such agreement for two additional five-year periods, through 2017 and 2022, respectively. Under the Lease Agreement, the Company also makes annual rental payments of One Dollar ($1.00) per year, and the Company is responsible for the real estate taxes and maintenance costs on the Lodge Premises. These costs totaled approximately $77,000 in 2008.

Under the Lease Agreement, at any time during the lease or any extension thereof, the Company has the option to purchase the Lodge Premises from the Trust at its current market value, excluding the value of all leasehold improvements the Company made. The Company also has a right of first refusal to purchase the Lodge Premises, or any part thereof, if the Trust receives an offer from an unrelated third party to purchase the Lodge Premises. The Trust has the option at any time during the lease to demand that the Company exercise its option to purchase the Lodge Premises. If the Company does not elect to purchase the Lodge Premises as demanded by the Trust, then the Company's option to purchase at any time during the lease is forfeited; however, the Company will retain the right of first refusal with respect to a purchase offer from an unrelated third party. If the Company terminates the Lease Agreement prior to the expiration of the initial ten-year term and elects not to purchase the Lodge Premises from the Trust, then the Trust agrees to pay the
Company the cost of all leasehold improvements, less accumulated depreciation calculated on a straight-line basis over the term of the Lease Agreement (ten years). If, at the termination of the initial ten-year term or any of the two five-year renewal periods, the Company has not exercised its option to purchase the Lodge Premises accordingly, the leasehold improvements become the property of the Trust. However, the Company currently intends to exercise its option to purchase the Lodge Premises at its current market value prior to the completion of the initial ten-year lease period or any of the two five-year renewal periods. The Company has made leasehold improvements to the Lodge Premises of approximately $6.2 million since the inception of leasehold arrangements commenced in 1994.

The revisions to the Lease Agreement removed the provisions relating to the Farmland Premises (including the description of option to purchase rights described above), as of the effective date of the 2002 Lease Agreement, and the Company and the Trust entered into the separate License Agreement defining the Company's respective rights to the Farmland Premises. Under the License Agreement, the Company and its invitees are granted a non-exclusive right to hunt and fish on the Farmland Premises, for a term of one year, which is automatically renewable unless either party terminates not less than 30 days prior to the end of the current annual term. The Trust agrees to use its best efforts to maintain a controlled shooting area permit on the Farmland Premises while the License Agreement is effective and to maintain the land in a manner to maximize hunting cover for game birds. In consideration of the license to hunt and fish on the Farmland Premises, the Company agrees to pay the Trust an amount equal to the real property taxes and special assessments levied on the land and the cost of all fertilizer and seed used to maintain the hunting cover and crops located on the land. Such costs were approximately $31,000 for 2008.

Family Members of Executive Officers and Directors. The Company employs the family members of certain executive officers in the following capacities: (i) Scott Robertson is employed as the Director-Aviation and is Clarence L. Werner's son-in-law and the brother-in-law of Gary L. Werner and Gregory L. Werner; and (ii) Clint Werner is employed as Director-Maintenance Operations and is the son of Gregory L. Werner and grandson of Clarence L. Werner. The total compensation in 2008 for Mr. Robertson was $165,075 (this amount includes the use of one Company vehicle) and for Mr. Clint Werner was $122,955 (this amount includes the use of one Company vehicle). In 2008, the Company also employed seven other family members (one of whom is Vern Werner, mentioned in the following Owner-Operators section) of certain executive officers in various capacities, and each of these other family members received less than $120,000 in annual compensation in 2008.

Owner-Operators. During 2008, the Company paid $7,600,906 to Pegasus Enterprises, LLC, which is owned by Clarence L. Werner's brother, Vern Werner, and sister-in-law. During that time, the Company also paid $1,004,275 to WinRow Farms, which is owned by Vern Werner. Pegasus Enterprises, LLC and WinRow Farms lease tractors and drivers to us as owner-operators. During 2008, the Company sold used tractors to Pegasus Enterprises, LLC at a total of $414,600 and to WinRow Farms at a total of $111,000. At December 31, 2008, the Company had notes receivable from Pegasus Enterprises, LLC of $1,237,491 related to the sale of 37 used trucks. The largest aggregate amount of principal outstanding during 2008 was $1,374,483. The amount of principal paid during 2008 was $483,808, and the amount of interest paid during 2008 was $152,914. The interest rate payable on this debt ranges from 10% to 12.75%. The payments to Pegasus Enterprises, LLC and WinRow Farms are based on the same per-mile settlement scale that is applied to the Company's other similar owner-operator contractors. The Company believes the terms of the note agreements and the tractor sales prices are no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm's length basis.

Personal  Use  of  Corporate  Aircraft.   Clarence  L.  Werner
utilized  the  Company's corporate aircraft  for  non-business purposes during 2008. Mr. Werner reimbursed the Company $146,400 representing the aggregate incremental cost associated with the personal flights. This cost is higher than the imputed income calculated for income tax purposes in accordance with IRS rules. The incremental cost is computed using the average hourly variable costs of operating the Company's aircraft, which primarily consists of fuel and maintenance.


                        OTHER BUSINESS

We do not know of any business that will be presented for consideration at the 2009 Annual Meeting of Stockholders other than that described in this Proxy Statement. As to other business (if any) that may properly be brought before the meeting, we intend that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.


                     STOCKHOLDER PROPOSALS

Only stockholders of record as of March 23, 2009, are entitled to bring business before the 2009 Annual Meeting. All stockholder proposals must be in writing and include the following:
    (i) A brief description of the business the stockholder desires to bring before the Annual Meeting;
    (ii) The reason for conducting such proposed business at the Annual Meeting;
    (iii) The name and address of the stockholder proposing such business;
    (iv) The class and number of shares of our common stock beneficially owned by such stockholder; and
    (v) Any material interest of the stockholder in such business.

To be eligible for inclusion in our 2010 Proxy Materials, stockholder proposals intended to be presented at our 2010 Annual Meeting of Stockholders must be in writing and be received by the Corporate Secretary at our executive offices on or before December 11, 2009. The inclusion of any such stockholder proposal in our 2010 Proxy Materials will be subject to the applicable proxy rules and regulations under the Exchange Act and will be considered untimely if received after December 11, 2009. Stockholders may submit nominations for directors to be elected at the 2010 Annual Meeting of Stockholders, and such nominations must be written and delivered to the Corporate Secretary at our executive offices by December 11, 2009. Such nominations are also subject to the rules and regulations prescribed by the Exchange Act. For a description of the process of submitting stockholder nominations for director, refer to the Director Nomination Process section under Corporate Governance in this Proxy Statement.

Stockholders may present proposals for consideration at the 2009 Annual Meeting of Stockholders that are not intended for inclusion in the 2009 Proxy Materials. These proposals must be received in writing by the Corporate Secretary at our executive offices no later than April 22, 2009 for the 2009 Annual Meeting. Pursuant to our By-Laws, stockholders may make other proposals at the Annual Meeting to be discussed and considered; but unless the Corporate Secretary receives the written proposal at least twenty days before the Annual Meeting, such proposal will be considered untimely and will not be acted upon. Instead, the proposal will be laid over for action at the next stockholder meeting held thirty days or more later.


             STOCKHOLDERS SHARING THE SAME ADDRESS

We have adopted a procedure called "householding" pursuant to SEC rules and regulations. Under this procedure, we will deliver only one copy of this Proxy Statement and our 2008
Annual  Report  to multiple stockholders who  share  the  same mailing address (if they appear to be members of the same family), unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate Proxies. This procedure reduces our printing and mailing costs and fees.

We  will  promptly deliver, upon written or  oral  request,  a separate copy of this Proxy Statement and the 2008 Annual Report to any stockholder at a shared address to which a single copy of either of those documents was delivered. To request a separate copy of this Proxy Statement and/or the 2008 Annual Report, stockholders may write or call our Corporate Secretary at our executive offices. You will not be charged for any requested copies. This Proxy Statement and our 2008 Annual Report are also available on our website.

Householding of proxy materials occurs when you provide us or your broker with a written householding consent. Stockholders who would like to revoke their householding consent and receive a separate copy of our subsequent proxy statements and annual reports to stockholders should contact their broker (if the shares are held in a brokerage account) or our Corporate Secretary (if you hold registered shares). Stockholders who share a mailing address and receive multiple copies of proxy materials but would like to participate in householding and receive a single copy of our proxy materials should contact their broker or our Corporate Secretary.


   CONTACTING THE CORPORATE SECRETARY AND EXECUTIVE OFFICES

Our  Corporate  Secretary is James L.  Johnson.   The  mailing
address,  telephone  numbers  and  e-mail  address   for   our
Corporate Secretary and executive offices are:

                   Werner Enterprises, Inc.
                Attention:  Corporate Secretary
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308
                    Phone:  (402) 895-6640
                  Toll-Free:  (800) 228-2240
               E-Mail:  invrelations@werner.com

        INTERNET WEBSITE AND AVAILABILITY OF MATERIALS

Our Internet website, as referred to in this Proxy Statement, is: www.werner.com, under the "Investor Information" tab. This Proxy Statement, the Notice of Annual Meeting of Stockholders and 2008 Annual Report (including our Annual Report on Form 10-K for 2008) are available on our website. Our prior proxy statements, annual reports and SEC filings are also included on the website. You may obtain a copy of these materials, without charge, on our website or by contacting the Corporate Secretary.

--------------


                                    By Order of the Board of Directors


                                    /s/ James L. Johnson

                                    James L. Johnson
                                    Senior Vice President, Controller
                                     and Corporate Secretary

Omaha, Nebraska
April 10, 2009

                         WERNER ENTERPRISES, INC.
                           Post Office Box 45308
                        Omaha, Nebraska  68145-0308
                          _______________________

                                   PROXY
                          _______________________

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held Tuesday, May 12, 2009. The undersigned stockholder hereby appoints and authorizes each of Gary L. Werner and Gregory L. Werner to act as proxies, each with full power of substitution, to represent and vote (as the undersigned stockholder directs in this Proxy) all shares of common stock of Werner Enterprises, Inc., that such stockholder is entitled to vote (as of March 23, 2009) at the Annual Meeting of Stockholders to be held on Tuesday, May 12, 2009 (including any adjournments or postponements thereof), and to vote all such shares on such other business that may properly come before such meeting.

The proposals to be voted on in this Proxy are not related to, and are not conditioned upon, the approval of other matters. The Board of Directors of Werner Enterprises, Inc. submits and recommends a vote "for" each of the following proposals:

1.   Proposal 1 - Election of Directors.
     Check only one box. To withhold authority to vote for any individual nominee(s), check "For All Except" and write the number(s) of the nominee(s) on the line below the box.

                                 For All    Withhold All    For All Except
        Nominees:                 [  ]          [  ]             [  ]
        1.  Clarence L. Werner
        2.  Patrick J. Jung
        3.  Duane K. Sather
                                                            ______________

2. Proposal 2 - To ratify the appointment of KPMG LLP as the independent registered accounting firm of Werner Enterprises, Inc. for the year ending December 31, 2009.
     Check only one box.

                For                Against             Abstain
               [  ]                  [  ]                [  ]

This Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given with respect to a proposal, this Proxy will be voted "FOR" the proposal.

Please date, sign and print your name. When shares are held by joint tenants, both individuals should sign this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If the stockholder is a corporation, please provide the full corporate name by the name of the authorized officer completing this Proxy. If the stockholder is a partnership, please provide the full partnership name by the name of the authorized person completing this Proxy.

________________________   __________   ___________________________   __________
Signature                  Date         Signature (if held jointly)   Date

________________________                ___________________________
Printed Name                               Printed Name






 Please mark, sign, date and promptly return this Proxy using the enclosed postage-paid return envelope.

      Important Notice Regarding the Availability of Proxy Materials
          for the Stockholder Meeting To Be Held on May 12, 2009:
  The Proxy Statement and 2008 Annual Report of Werner Enterprises, Inc.
   are available at www.werner.com under the "Investor Information" tab.